Filed pursuant to Rule 433(d) Registration Statement No. 333-124678-18

ABS New Issue Term Sheet

MASTR Asset Backed Securities Trust 2006-NC1

Mortgage Pass-Through Certificates

$887,796,000

(APPROXIMATE)

New Century Mortgage Corporation

(ORIGINATOR)

Wells Fargo Bank, N.A.

(MASTER SERVICER, SERVICER AND TRUST ADMINISTRATOR)

Mortgage Asset Securitization Transactions, Inc.

(DEPOSITOR)

UBS Real Estate Securities Inc.

(MORTGAGE LOAN SELLER)

January 26, 2006

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw you indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

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(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

MASTR Asset Backed Securities Trust 2006-NC1

Mortgage Pass-Through Certificates

$887,796,000 (Approximate Offered Certificates)

Structure Overview
Class(1,2)	Approx. Size ($)(3)	Certificate Type	Expected WAL (years) Call(4) / Mat(4)	Expected Principal Window Call(4) / Mat(4)	Legal Final Distribution Date	Initial Credit Enhancement(5)	Expected Ratings S / M / F
Offered Certificates
A-1(6)	391,500,000	FLT / SEN / SEQ	1.00 / 1.00	1 - 21 / 1 - 21	01 / 2036	21.00%	AAA / Aaa / AAA
A-2(6)	124,500,000	FLT / SEN / SEQ	2.00 / 2.00	21 - 28 / 21 - 28	01 / 2036	21.00%	AAA / Aaa / AAA
A-3(6)	165,000,000	FLT / SEN / SEQ	3.50 / 3.50	28 - 73 / 28 - 73	01 / 2036	21.00%	AAA / Aaa / AAA
A-4(6)	56,887,000	FLT / SEN / SEQ	6.17 / 8.60	73 - 74 / 73 - 175	01 / 2036	21.00%	AAA / Aaa / AAA
M-1(6,7)	32,691,000	FLT / MEZ	4.68 / 5.16	46 - 74 / 46 - 145	01 / 2036	17.50%	AA+ / Aa1 / AA+
M-2(6,7)	29,889,000	FLT / MEZ	4.54 / 5.00	43 - 74 / 43 - 139	01 / 2036	14.30%	AA / Aa2 / AA
M-3(6,7)	17,279,000	FLT / MEZ	4.46 / 4.91	42 - 74 / 42 - 132	01 / 2036	12.45%	AA / Aa3 / AA
M-4(6,7)	16,345,000	FLT / MEZ	4.42 / 4.85	41 - 74 / 41 - 127	01 / 2036	10.70%	AA- / A1 / AA-
M-5(6,7)	14,477,000	FLT / MEZ	4.39 / 4.80	40 - 74 / 40 -122	01 / 2036	9.15%	A+ / A2 / A+
M-6(6,7)	14,010,000	FLT / MEZ	4.36 / 4.75	39 - 74 / 39 -117	01 / 2036	7.65%	A / A3 / A
M-7(6,7)	13,076,000	FLT / MEZ	4.33 / 4.68	39 - 74 / 39 - 111	01 / 2036	6.25%	A- / Baa1 / A-
M-8(6,7)	12,142,000	FLT / MEZ	4.32 / 4.62	38 - 74 / 38 - 104	01 / 2036	4.95%	BBB+ / Baa2 / BBB+
Not Offered Hereby
M-9(6,7)	7,939,000	FLT / MEZ	Not Offered Hereby				BBB / Baa3 / BBB
M-10(6,7)	7,005,000	FLT / MEZ	Not Offered Hereby				BBB- / Ba1 / BBB-
M-11(6,7)	4,670,000	FLT / MEZ	Not Offered Hereby				BBB- / Ba2 / BBB-

Notes:
	(1)						The Certificates are backed by the cash flow from a pool of conforming and non-conforming balance, first and second lien, adjustable- and fixed-rate mortgage loans.
	(2)						The Certificates will be subject to the Net WAC Rate Cap as described herein.
	(3)						The Approximate Size is subject to a permitted variance of plus or minus 5%.
	(4)						See the Pricing Speed below.
	(5)						Includes initial overcollateralization of 2.85%.
	(6)

After the Optional Termination Date, the margin on the Class A Certificates will increase to 2.0x their initial margin and the margin on each of the Class M Certificates will increase to 1.5x their initial margin.

	(7)						The Class M Certificates are not expected to receive any principal distributions prior to the Stepdown Date.

Pricing Speed
Fixed-Rate Mortgage Loans	4.6% CPR growing to 23% CPR over 12 months and 23% CPR thereafter
Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter

Transaction Highlights

•	The Mortgage Loans consist of Fixed and Adjustable-Rate, First and Second Lien residential Mortgage Loans originated by New Century Mortgage Corporation.
•	The transaction consists of a Senior / Mezz / OC structure.
•	The Credit Enhancement for the Certificates will be provided through Subordination, Overcollateralization as of the Cut-off date of approximately 2.85%, Excess Spread and an Interest Rate Swap.
•	The Mortgage Loans will be serviced by Wells Fargo Bank N.A., rated SQ1 (Moody’s), RMS1 (Fitch) and Strong (S&P).
•	None of the Mortgage Loans will be covered by Mortgage Insurance.
•	None of the Mortgage Loans are classified as “High Cost” loans.
•	The Offered Certificates will be ERISA eligible, subject to certain investor-based exemptions.
•	None of the Offered Certificates will be SMMEA eligible.
•	All numbers and percentages herein relating to the Mortgage Loans are as of the Cut-off Date.
•	The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.
•	Bloomberg: MABS 2006-NC1
•	Intex: MABS06N1

Mortgage Pool Summary	MASTR ABS 2006-NC1 Mortgage Loans
	Adjustable Rate	Fixed Rate	Aggregate
Current Balance	$747,817,178	$186,217,162	$934,034,340
Number of Loans	3,432	1,479	4,911
Average Loan Balance	$217,895	$125,907	$190,192
Wtd. Avg. Gross Coupon	7.571%	7.755%	7.608%
Wtd. Avg Net Coupon(1)	7.056%	7.240%	7.093%
Wtd. Avg. FICO	624	638	627
Wtd. Avg. Original LTV(2)	80.90%	78.34%	80.39%
Wtd. Avg. Stated Rem Term (months)	357	348	355
Wtd. Avg. Seasoning (months)	3	3	3
Wtd. Avg. Months to Next Adj. Date	23	0	23
Wtd. Avg. Margin	6.074%	N/A	6.074%
Wtd. Avg. Initial Rate Cap	1.498%	N/A	1.498%
Wtd. Avg. Periodic Rate Cap	1.498%	N/A	1.498%
Wtd. Avg. Maximum Rate	14.567%	N/A	14.567%
Wtd. Avg. Minimum Rate	7.571%	N/A	7.571%

(1)    The Administrative Fees have been subtracted from the Weighted Average Net Coupon.

(2)    References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Transaction Overview
Issuer:	MASTR Asset Backed Securities Trust 2006-NC1
Depositor:	Mortgage Asset Securitization Transactions, Inc.
Mortgage Loan Seller:	UBS Real Estate Securities Inc.
Originator:	New Century Mortgage Corporation
Servicer, Master Servicer and Trust Administrator:	Wells Fargo Bank, N.A.
Servicer Ratings:	SQ1 (Moody’s), RPS1 (Fitch) and Strong (S&P).
Custodian:	Deutsche Bank National Trust Company
Trustee:	U.S. Bank National Association
Swap Provider:	TBD
Lead Underwriter:	UBS Securities LLC
Credit Risk Manager:	Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company.
Class A Certificates:	The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates.
Class M Certificates:

The Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates.

Offered Certificates:

The Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates and Class M-8 Certificates.

Non-Offered Certificates:	The Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates.
Retained Certificates:	The Class CE Certificates, Class P Certificates, Class R Certificates and Class R-X Certificates.
Collateral:	As of February 1, 2006, the Mortgage Loans will consist of approximately 4,911 Fixed and Adjustable-Rate, First and Second Lien Mortgage Loans totaling approximately $934,034,340.

Transaction Overview
Expected Pricing Date:	January 27, 2006
Expected Closing Date:	February 24, 2006
Cut-off Date:	February 1, 2006
Record Date:	The business day immediately preceding each Distribution Date.
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in March 2006.
Determination Date:

The Determination Date with respect to any Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:

The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:

With respect to any Distribution Date and any Principal Prepayment in full, the period commencing on the 16th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing February 1, 2006) and ending on the 15th day of the calendar month in which such Distribution Date occurs and for any Distribution Date and any Principal Prepayment in part, is the calendar month preceding the month in which such Distribution Date occurs.

Interest Accrual Period:

Interest will initially accrue from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date based on an actual/360 day basis. The Class A Certificates and the Class M Certificates will initially settle flat (no accrued interest).

Optional Termination:

The majority holder of the Class CE Certificates (unless such majority holder is the Seller or an affiliate of the Seller), or if such majority holder fails to exercise such option, the Servicer (or if the Servicer fails to exercise its option, NIMS Insurer, if any), may purchase all of the Mortgage Loans and REO properties and retire the certificates on or after the Optional Termination Date.

Optional Termination Date:

The first Distribution Date on which the aggregate principal balance of the Mortgage Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

ERISA:	The Offered Certificates will be ERISA eligible as of the Closing Date, subject to certain investor based exemptions.
SMMEA:	None of the Certificates will be SMMEA eligible.
Taxation:	The Trust will be established as one or more REMICs for federal income tax purposes.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Credit Enhancement
Credit Enhancement:	1) Excess Spread 2) Net Swap Payments received from the Swap Provider 3) Overcollateralization (“OC”) 4) Subordination
Overcollateralization Target Amount:

With respect to any Distribution Date, (i) prior to the Stepdown Date an amount equal to approximately 2.85% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date if there is no Trigger Event, approximately 5.70% of the then current aggregate outstanding principal balance of the Mortgage Loans but not less than 0.50% of the balance of the Mortgage Loans as of the Cut-off Date and (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. The Overcollateralization Target Amount for the Class A Certificates and Class M Certificates will be fully funded on the Closing Date.

Overcollateralization Reduction Amount

With respect to any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Stepdown Date:

The earlier to occur of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in March 2009 and (B) the date that the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) for the Class A Certificates is greater than or equal to 42.00%.

Credit Enhancement Percentage:

The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (including the OC) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

	Expected CRedit Enhancement Percentage
	Class	Closing Date	After Stepdown Date
	A	21.00%	42.00%
	M-1	17.50%	35.00%
	M-2	14.30%	28.60%
	M-3	12.45%	24.90%
	M-4	10.70%	21.40%
	M-5	9.15%	18.30%
	M-6	7.65%	15.30%
	M-7	6.25%	12.50%
	M-8	4.95%	9.90%
	M-9	4.10%	8.20%
	M-10	3.35%	6.70%
	M-11	2.85%	5.70%

Credit Enhancement
Trigger Event:

With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:

(a)        the percentage obtained by dividing (x) the aggregate principal balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties and (iii) Mortgage Loans in foreclosure and in bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period, exceeds [38.05]% of the Credit Enhancement Percentage, or

(b)        the aggregate amount of realized loss incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages as set forth below with respect to such Distribution Date:

	Payment Date Occurring in	Percentage
	March 2008 through February 2009	[1.40%] for the first month, plus an additional 1/12th of [1.55%] for each month thereafter
	March 2009 through February 2010	[2.95%] for the first month, plus an additional 1/12th of [1.65%] for each month thereafter
	March 2010 through February 2011	[4.60%] for the first month, plus an additional 1/12th of [1.30%] for each month thereafter
	March 2011 through February 2012	[5.90%] for the first month, plus an additional 1/12th of [0.70%] for each month thereafter
	March 2012 and thereafter	[6.60%]

Payment of Interest
Interest Payment Priority:

On each Distribution Date, the related Interest Remittance Amounts will be distributed in the following order of priority:

(i)      from Available Funds, to pay any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);

(ii)      concurrently to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Distribution Amount related to such Certificates;

(iii)     to the holders of the Class M-1 Certificates, the Interest Distribution Amount for such class;

(iv)    to the holders of the Class M-2 Certificates, the Interest Distribution Amount for such class;

(v)     to the holders of the Class M-3 Certificates, the Interest Distribution Amount for such class;

(vi)    to the holders of the Class M-4 Certificates, the Interest Distribution Amount for such class;

(vii)    to the holders of the Class M-5 Certificates, the Interest Distribution Amount for such class;

(viii)   to the holders of the Class M-6 Certificates, the Interest Distribution Amount for such class;

(ix)    to the holders of the Class M-7 Certificates, the Interest Distribution Amount for such class;

(x)     to the holders of the Class M-8 Certificates, the Interest Distribution Amount for such class;

(xi)    to the holders of the Class M-9 Certificates, the Interest Distribution Amount for such class;

(xii)    to the holders of the Class M-10 Certificates, the Interest Distribution Amount for such class; and

(xiii)   to the holders of the Class M-11 Certificates, the Interest Distribution Amount for such class.

Servicing Advances:

The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable. The Servicer is entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:

The Pass-Through Rate on any Distribution Date with respect to each class of Certificates will equal the lesser of (a) the related Formula Rate for such Distribution Date and (b) the Net WAC Rate Cap for such Distribution Date.

Formula Rate:

The Formula Rate for each class of Floating-Rate Certificates will equal the lesser of (a) 1-Month LIBOR as of the related LIBOR Determination Date plus the applicable certificate margin and (b) the Maximum Cap Rate.

Administrative Fees:

The Servicing Fee calculated at the Servicing Fee Rate of 0.500% per annum and the Credit Risk Manager Fee calculated at the Credit Risk Manager Fee Rate of 0.015% per annum. Administrative Fees will be paid monthly based on the stated principal balance of the Mortgage Loans.

Payment of Interest
Interest Distribution Amount:

The Interest Distribution Amount for each of the Class A and Class M Certificates on any Distribution Date will be equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable Pass-Through Rate for such class and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of Prepayment Interest Shortfalls not covered by Compensating Interest and shortfalls resulting from the application of the Relief Act in each case to the extent not allocated to interest accrued on the Class CE Certificates.

Senior Interest Distribution Amount:

The Senior Interest Distribution Amount on any Distribution Date will be equal to the sum of the Interest Distribution Amount for such Distribution Date with respect to the Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date with respect to the Class A Certificates.

Net WAC Rate Cap:

The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the (x) weighted average of the Expense Adjusted Net Mortgage Rates of the Mortgage Loans, minus (y) the product of (i) Net Swap Payment or Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) made to the Swap Provider expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) made to the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans and (ii) 12 (the “Net Swap Payment Rate”).

Basis Risk Shortfall:

Because most of the adjustable-rate Mortgage Loans are based on 6-month LIBOR, with most having delayed first adjustments, and because the pass-through rates on the Class A and Class M Certificates are based on 1-month LIBOR, the application of the Net WAC Rate Cap could result in shortfalls of interest otherwise payable to the such Certificates in certain periods. This may also occur if 6-month LIBOR and 1-month LIBOR rise quickly since the Mortgage Pool cash flows are constrained by interim caps. If Basis Risk Shortfalls occur, they will be carried forward (a “Net WAC Rate Carryover Amount”) and such shortfalls will be paid on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date.

Maximum Cap Rate:

The Maximum Cap Rate (subject to adjustment based on the actual number of days elapsed in the related interest accrual period) for any Distribution Date and each Class A and Class M Certificate is calculated in the same manner as the Net WAC Rate Cap, but based on the Expense Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Expense Adjusted Net Mortgage Rates of the applicable Mortgage Loans, plus, an amount, expressed as a percentage, equal to the product of: (i) a fraction, the numerator of which is equal to the Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans and (ii) 12.

Expense Adjusted Net Mortgage Rates:

The per annum rate equal to the weighted average mortgage rate of each Mortgage Loan as of the first day of the related Due Period minus (a) the Servicing Fee Rate and (b) the Credit Risk Manager Fee Rate.

Expense Adjusted Net Maximum Mortgage Rate:

The per annum rate equal to the weighted average of the maximum mortgage rates (or the mortgage rate for such Mortgage Loan, in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the sum of (a) the Servicing Fee Rate and (b) the Credit Risk Manager Fee Rate.

Payment of Interest
Net WAC Rate Carryover Amount:

For any Distribution Date, (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate not been subject to the Net WAC Rate Cap, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate Cap, together with the unpaid portion of any such amounts from the prior Distribution Date and (ii) accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the Net WAC Rate Cap. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:

On the Closing Date, the Trustee will enter into a Swap Agreement with an initial notional amount of [$934,034,000] under the Swap Agreement, the Trust will be obligated to pay an amount equal to the periodic rate shown in the attached Swap Schedule, per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

On each Distribution Date, amounts in deposit in the Swap Account will be distributed as follows in each case after taking into account any payments made from Net Monthly Excess Cashflows:

(i)         from the Swap Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;

(ii)        from the Swap Account, to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iii)       from the Swap Account, to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;

(iv)       from the Swap Account, to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and

(v)        from the Swap Account, to pay the Class CE Certificates as provided in the Pooling and Servicing Agreement.

Net Monthly Excess Cashflow:

For any Distribution Date, the excess of (x) the Available Funds, net of any Net Swap Payment made by the Trustee, over (y) the sum of (i) the monthly interest accrued and any unpaid interest on the Class A Certificates and the monthly interest accrued on the Class M Certificates and (ii) the principal remittance amount.

Payment of Principal
Principal Payment Priority:

On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount shall be distributed as follows:

(i)      from Available Funds, to pay any Net Swap Payment or the Swap Termination Payment to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);

(ii)      sequentially to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

(iii)     to the holders of the Class M-1 Certificates, any Principal Distribution Amount remaining after the payment of (i) and (ii) above until the Certificate Principal Balance thereof has been reduced to zero;

(iv)    to the holders of the Class M-2 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii) and (iii) above until the Certificate Principal Balance thereof has been reduced to zero;

(v)     to the holders of the Class M-3 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii) and (iv) above until the Certificate Principal Balance thereof has been reduced to zero;

(vi)    to the holders of the Class M-4 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv) and (v) above until the Certificate Principal Balance thereof has been reduced to zero;

(vii)    to the holders of the Class M-5 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v) and (vi) above until the Certificate Principal Balance thereof has been reduced to zero;

(viii)   to the holders of the Class M-6 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi) and (vii) above until the Certificate Principal Balance thereof has been reduced to zero;

(ix)    to the holders of the Class M-7 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above until the Certificate Principal Balance thereof has been reduced to zero;

(x)     to the holders of the Class M-8 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above until the Certificate Principal Balance thereof has been reduced to zero;

(xi)    to the holders of the Class M-9 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above until the Certificate Principal Balance thereof has been reduced to zero

(xii)    to the holders of the Class M-10 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) above until the Certificate Principal Balance thereof has been reduced to zero; and

(xiii)  to the holders of the Class M-11 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xii) above until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Payment Priority: (continued)

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount shall be distributed as follows:

(i)            from Available Funds, to pay any Net Swap Payment or the Swap Termination Payment to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);

(ii)            sequentially to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, up to the Class A Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;

(iii)           to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iv)          to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(v)           to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vi)          to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vii)          to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(viii)         to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(ix)          to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(x)           to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(xi)          to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(xii)          to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(xiii)         to the holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Distribution Amount:

The Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) any overcollateralization increase amount for such Distribution Date minus any Overcollateralization Reduction Amount for such Distribution Date.

Class A Principal Distribution Amount:

The “Class A Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 58.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,670,172.

Class M-1 Principal Distribution Amount:

The “Class M-1 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 65.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,670,172.

Class M-2 Principal Distribution Amount:

The “Class M-2 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A and Class M-1 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 71.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,670,172.

Class M-3 Principal Distribution Amount:

The “Class M-3 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, and Class M-2 Certificates (after taking into account the payment of the Class A, Class M-1, and Class M-2 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 75.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,670,172.

Class M-4 Principal Distribution Amount:

The “Class M-4 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 78.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,670,172.

Class M-5 Principal Distribution Amount:

The “Class M-5 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 81.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,670,172.

Payment of Principal
Class M-6 Principal Distribution Amount:

The “Class M-6 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 84.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,670,172.

Class M-7 Principal Distribution Amount:

The “Class M-7 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 87.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,670,172.

Class M-8 Principal Distribution Amount:

The “Class M-8 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,670,172.

Class M-9 Principal Distribution Amount:

The “Class M-9 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,670,172.

Class M-10 Principal Distribution Amount:

The “Class M-10 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,670,172.

Class M-11 Principal Distribution Amount:

The “Class M-11 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,670,172.

Payment of Excess Cashflow
Monthly Excess Cashflow Distributions:

With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be distributed as follows:

(i)            to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the overcollateralization increase amount distributable as part of the Principal Distribution Amount;

(ii)            to the holders of the Class M-1 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(iii)           to the holders of the Class M-1 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(iv)          to the holders of the Class M-2 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(v)           to the holders of the Class M-2 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(vi)          to the holders of the Class M-3 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(vii)          to the holders of the Class M-3 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(viii)         to the holders of the Class M-4 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(ix)          to the holders of the Class M-4 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(x)           to the holders of the Class M-5 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xi)          to the holders of the Class M-5 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

Payment of Excess Cashflow
Monthly Excess Cashflow Distributions: (continued)

(xii)          to the holders of the Class M-6 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xiii)         to the holders of the Class M-6 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xiv)         to the holders of the Class M-7 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xv)          to the holders of the Class M-7 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xvi)         to the holders of the Class M-8 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xvii)        to the holders of the Class M-8 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xviii)       to the holders of the Class M-9 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xix)         to the holders of the Class M-9 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xx)          to the holders of the Class M-10 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xxi)         to the holders of the Class M-10 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xxii)        to the holders of the Class M-11 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xxiii)       to the holders of the Class M-11 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xxiv)       to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required, to distribute to the holders of the Class A and the Class M Certificates any Net WAC Rate Carryover Amounts for such classes;

(xxv)        to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event; and

(xxvi)       to the holders of the Class CE, Class R and Class P Certificates as provided in the Pooling and Servicing Agreement.

The Mortgage Loans (All Collateral)

Collateral Summary

Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their February 1, 2006 scheduled balances respectively (except for FICO and LTV which is based at origination.)

	Summary Statistics		Range (if applicable)
Number of Mortgage Loans:	4,911
Aggregate Current Principal Balance:	$934,034,340
Average Current Principal Balance:	$190,192		$16,366	-	$975,299
Aggregate Original Principal Balance:	$935,687,395
Average Original Principal Balance:	$190,529		$16,400	-	$977,500
Fully Amortizing Mortgage Loans:	67.19%
Interest Only Loans:	26.68%
% Balloon Loans	6.13%
1st Lien:	97.46%
Wtd. Avg. Gross Coupon:	7.608%		5.250%	-	13.300%
Wtd. Avg. Original Term (months):	358		120	-	360
Wtd. Avg. Remaining Term (months):	355		116	-	358
Wtd. Avg. Margin (ARM Loans Only):	6.074%		3.000%	-	8.000%
Maximum Interest Rate (ARM Loans Only):	14.567%		12.000%	-	19.000%
Minimum Interest Rate (ARM Loans Only):	7.571%		5.250%	-	12.000%
Wtd. Avg. Original LTV(1):	80.39%		10.48%	-	100.00%
Wtd. Avg. Borrower FICO:	627		500	-	804
Geographic Distribution (Top 5):	California	38.54%
	Florida	8.48%
	New York	5.86%
	Arizona	4.44%
	Texas	3.85%

(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

The Mortgage Loans (All Collateral)

Distribution By Current Unpaid Principal Balance
Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
1 - 50,000	316	10,905,155	1.17	34,510	10.152	92.67	640	40.27	80.91
50,001 - 100,000	1,152	87,129,327	9.33	75,633	8.459	80.98	610	37.24	10.96
100,001 - 150,000	957	119,520,224	12.80	124,891	7.937	79.95	610	36.87	4.07
150,001 - 200,000	708	122,992,506	13.17	173,718	7.674	78.18	613	32.37	0.42
200,001 - 250,000	482	108,639,808	11.63	225,394	7.594	77.33	617	28.93	0.00
250,001 - 300,000	408	112,029,573	11.99	274,582	7.335	79.19	628	24.34	0.00
300,001 - 350,000	285	92,531,950	9.91	324,674	7.316	81.28	628	24.67	0.00
350,001 - 400,000	188	70,567,017	7.56	375,356	7.338	80.58	636	20.09	0.00
400,001 - 450,000	146	62,152,421	6.65	425,702	7.278	81.86	642	16.45	0.00
450,001 - 500,000	110	52,566,829	5.63	477,880	7.311	82.95	656	14.43	0.00
500,001 - 550,000	60	31,360,062	3.36	522,668	7.293	83.24	657	23.37	0.00
550,001 - 600,000	43	24,677,008	2.64	573,884	7.359	84.16	659	20.64	0.00
600,001 - 650,000	24	15,067,980	1.61	627,832	7.278	82.07	658	8.36	0.00
650,001 - 700,000	11	7,441,301	0.80	676,482	7.013	84.58	654	17.98	0.00
700,001 - 750,000	12	8,799,572	0.94	733,298	7.016	85.08	663	8.16	0.00
750,001 - 800,000	4	3,110,461	0.33	777,615	7.095	74.41	680	0.00	0.00
800,001 - 850,000	1	843,903	0.09	843,903	6.990	90.00	651	100.00	0.00
850,001 - 900,000	2	1,752,185	0.19	876,093	6.682	88.68	665	48.80	0.00
950,001 - 1,000,000	2	1,947,058	0.21	973,529	7.225	80.01	660	0.00	0.00
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

The Mortgage Loans (All Collateral)

Distribution By Current Rate
Current Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)(1)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
5.001 - 5.500	6	1,061,147	0.11	176,858	5.460	66.77	659	60.37	0.00
5.501 - 6.000	110	27,762,143	2.97	252,383	5.878	76.03	669	34.65	0.00
6.001 - 6.500	407	108,460,904	11.61	266,489	6.322	74.73	655	30.44	0.00
6.501 - 7.000	746	187,948,760	20.12	251,942	6.813	78.35	643	30.81	0.00
7.001 - 7.500	707	156,199,984	16.72	220,933	7.292	79.74	631	28.14	0.00
7.501 - 8.000	893	178,763,127	19.14	200,183	7.777	80.63	616	26.51	0.05
8.001 - 8.500	599	102,652,332	10.99	171,373	8.291	82.50	606	22.23	0.53
8.501 - 9.000	539	86,827,015	9.30	161,089	8.754	83.78	600	21.63	0.70
9.001 - 9.500	292	37,963,233	4.06	130,011	9.262	85.60	602	21.82	6.31
9.501 - 10.000	252	22,364,439	2.39	88,748	9.748	89.06	613	20.50	22.28
10.001 - 10.500	112	8,944,969	0.96	79,866	10.267	90.46	625	14.11	42.88
10.501 - 11.000	106	7,855,576	0.84	74,109	10.756	91.32	629	21.74	62.38
11.001 - 11.500	64	3,435,485	0.37	53,679	11.273	93.42	628	31.74	82.61
11.501 - 12.000	46	2,487,952	0.27	54,086	11.772	96.40	627	14.43	90.64
12.001 - 12.500	24	1,070,619	0.11	44,609	12.303	99.94	626	18.09	100.00
12.501 - 13.000	6	163,023	0.02	27,171	12.721	99.84	623	0.00	100.00
13.001 - 13.500	2	73,631	0.01	36,816	13.229	99.73	608	52.93	100.00
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

The Mortgage Loans (All Collateral)

Distribution By FICO
FICO	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)(1)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
<= 500	11	1,401,050	0.15	127,368	8.690	78.63	500	70.65	0.00
501 - 520	246	37,064,677	3.97	150,669	8.446	74.51	511	41.93	0.00
521 - 540	308	49,717,480	5.32	161,420	8.224	75.81	531	40.32	0.00
541 - 560	341	56,512,810	6.05	165,727	8.049	76.45	551	34.76	0.00
561 - 580	390	64,049,814	6.86	164,230	7.873	77.53	571	37.37	0.42
581 - 600	559	94,286,925	10.09	168,671	7.734	79.40	590	35.76	1.40
601 - 620	608	115,545,996	12.37	190,043	7.530	80.47	610	31.11	1.95
621 - 640	697	132,583,405	14.19	190,220	7.574	82.08	630	24.37	3.18
641 - 660	574	122,218,981	13.09	212,925	7.333	81.62	650	22.70	3.34
661 - 680	388	87,599,063	9.38	225,771	7.367	81.82	670	17.70	2.84
681 - 700	270	61,358,534	6.57	227,254	7.265	82.75	689	18.26	4.08
701 - 720	201	46,014,338	4.93	228,927	7.236	81.80	710	12.63	4.58
721 - 740	138	26,135,886	2.80	189,390	7.526	83.88	731	17.36	7.75
741 - 760	88	20,867,259	2.23	237,128	7.425	84.93	750	12.40	5.18
761 - 780	63	13,363,268	1.43	212,115	7.254	82.26	768	8.84	7.08
781 - 800	25	4,462,484	0.48	178,499	7.632	84.02	789	21.41	9.23
801 - 820	4	852,369	0.09	213,092	7.160	79.29	804	0.00	5.79
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution By Lien Status
Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
First Lien	4,456	910,278,641	97.46	204,282	7.532	79.89	626	26.88	0.00
Second Lien	455	23,755,699	2.54	52,210	10.494	99.56	670	29.28	100.00
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

The Mortgage Loans (All Collateral)

Distribution By Original LTV (1)
Original LTV (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
50.00 or less	186	28,497,078	3.05	153,210	7.044	41.78	610	25.08	0.00
50.01 - 55.00	82	15,125,191	1.62	184,454	7.068	52.53	612	21.59	0.00
55.01 - 60.00	123	21,706,451	2.32	176,475	7.225	58.19	595	20.41	0.23
60.01 - 65.00	165	33,251,310	3.56	201,523	7.234	63.41	593	28.99	0.20
65.01 - 70.00	252	47,762,372	5.11	189,533	7.449	68.71	593	25.39	0.00
70.01 - 75.00	299	56,961,004	6.10	190,505	7.531	73.90	600	28.86	0.00
75.01 - 80.00	1,554	332,547,404	35.60	213,994	7.333	79.79	641	24.83	0.00
80.01 - 85.00	605	123,957,135	13.27	204,888	7.727	84.55	602	27.45	0.00
85.01 - 90.00	866	178,172,006	19.08	205,741	7.845	89.70	638	27.83	0.11
90.01 - 95.00	306	68,880,511	7.37	225,100	7.879	94.75	642	36.00	0.78
95.01 - 100.00	473	27,173,878	2.91	57,450	10.284	99.97	670	28.11	84.29
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution By Documentation
Documentation	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Full	1,561	251,651,075	26.94	161,211	7.464	81.05	608	100.00	2.76
Limited Income & Asset	1,642	302,431,718	32.38	184,185	7.311	79.18	615	0.00	1.78
Stated Doc	1,708	379,951,548	40.68	222,454	7.939	80.91	649	0.00	3.01
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

The Mortgage Loans (All Collateral)

Distribution By Loan Purpose
Loan Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%(1))	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Cash Out Refi	2,606	505,858,502	54.16	194,113	7.511	77.55	608	29.50	0.75
Purchase	1,921	365,395,904	39.12	190,211	7.760	84.01	655	21.26	5.32
Rate & Term Refi	384	62,779,935	6.72	163,489	7.503	82.23	619	39.39	0.83
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.
Distribution By Property Type
Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
One	3,721	686,040,470	73.45	184,370	7.582	80.04	622	28.14	2.35
Pud-Detached	409	86,710,916	9.28	212,007	7.599	81.61	630	28.75	2.58
2-4 Unit	323	81,218,037	8.70	251,449	7.737	81.38	650	20.21	1.68
Condo	358	61,150,813	6.55	170,812	7.730	80.79	646	21.05	5.78
Pud-Attached	98	18,834,982	2.02	192,194	7.635	81.75	627	23.32	2.32
Modular Home	2	79,122	0.01	39,561	9.590	100.00	669	0.00	100.00
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

The Mortgage Loans (All Collateral)

Distribution By Occupancy Status
Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Primary Residence	4,286	832,165,847	89.09	194,159	7.537	79.93	623	28.15	2.67
Investment Property	490	77,217,771	8.27	157,587	8.277	84.29	658	18.30	0.00
Second Home	135	24,650,723	2.64	182,598	7.907	83.65	677	13.39	6.13
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution By State
State	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO
								% Full Doc Loan	% 2nd Lien
Southern California	786	234,411,034	25.10	298,233	7.187	77.81	639	20.25	2.00
Northern California	415	125,520,973	13.44	302,460	7.396	79.93	638	13.95	3.16
Florida	496	79,222,701	8.48	159,723	7.914	80.10	615	19.53	1.52
New York	214	54,730,873	5.86	255,752	7.526	79.81	635	21.55	3.52
Arizona	235	41,428,430	4.44	176,291	7.695	79.82	617	31.37	2.20
Texas	372	35,935,104	3.85	96,600	8.061	80.95	614	29.27	3.46
New Jersey	139	33,186,638	3.55	238,753	7.708	81.38	632	28.36	1.77
Illinois	161	24,715,879	2.65	153,515	7.788	83.34	621	49.77	2.94
Massachusetts	93	22,666,836	2.43	243,729	7.623	81.85	640	40.23	2.69
Maryland	109	22,139,532	2.37	203,115	7.782	80.06	602	30.31	1.61
Other	1,891	260,076,341	27.84	137,534	7.890	82.65	618	37.81	2.89
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

The Mortgage Loans (All Collateral)

Distribution By Remaining Months To Maturity
	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO
Remaining Months to Maturity								% Full Doc Loan	% 2nd Lien
180 or less	62	6,397,487	0.68	103,185	7.472	67.80	619	22.95	0.68
181 - 240	39	3,964,980	0.42	101,666	7.719	78.20	619	40.14	2.94
241 - 300	2	235,531	0.03	117,765	6.852	83.32	598	0.00	0.00
301 - 360	4,808	923,436,343	98.87	192,062	7.608	80.48	627	26.92	2.56
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution By Product Type
Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO
								% Full Doc Loan	% 2nd Lien
2/6 MONTH LIBOR	2,318	448,373,281	48.00	193,431	7.744	80.34	609	27.38	0.00
2/6 MONTH LIBOR -24 MONTH IO	10	3,495,768	0.37	349,577	6.969	80.53	659	17.53	0.00
2/6 MONTH LIBOR -60 MONTH IO	588	174,086,517	18.64	296,066	7.208	81.63	651	20.12	0.00
3/6 MONTH LIBOR	305	50,219,527	5.38	164,654	7.684	80.67	627	32.92	0.00
3/6 MONTH LIBOR -36 MONTH IO	17	3,548,249	0.38	208,721	7.595	86.86	638	20.69	0.00
3/6 MONTH LIBOR -60 MONTH IO	194	68,093,836	7.29	350,999	7.306	82.54	653	25.64	0.00
Fixed	1,479	186,217,162	19.94	125,907	7.755	78.34	638	31.42	12.76
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution By Prepayment Penalty Term
Penalty (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO
								% Full Doc Loan	% 2nd Lien
0	1,394	242,474,308	25.96	173,941	8.091	82.57	629	25.69	4.25
12	219	49,391,947	5.29	225,534	7.710	79.31	643	27.57	3.06
24	2,292	464,660,041	49.75	202,731	7.475	80.50	620	26.76	1.76
36	1,006	177,508,044	19.00	176,449	7.267	77.43	639	28.96	2.12
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

The Mortgage Loans (All Collateral)

Distribution By Credit Grade
Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO
								% Full Doc Loan	% 2nd Lien
AA	3,758	735,598,446	78.75	195,742	7.526	81.65	640	24.84	3.17
A+	479	89,075,206	9.54	185,961	7.680	78.95	595	33.42	0.47
A-	324	53,316,142	5.71	164,556	7.951	76.22	571	36.09	0.00
B	174	31,247,422	3.35	179,583	8.102	72.11	558	35.10	0.00
C	165	23,392,131	2.50	141,770	8.353	67.87	558	35.71	0.00
C-	11	1,404,993	0.15	127,727	9.514	62.72	585	41.74	0.00
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution By Next Adjustment Date
Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
October 1, 2007	220	51,477,961	6.88	233,991	7.415	79.32	633	24.72	0.00
November 1, 2007	2,614	555,920,566	74.34	212,670	7.611	80.85	620	25.58	0.00
December 1, 2007	82	18,557,039	2.48	226,305	7.472	80.15	634	18.82	0.00
October 1, 2008	84	11,763,503	1.57	140,042	7.706	81.43	627	41.07	0.00
November 1, 2008	414	105,257,470	14.08	254,245	7.438	82.15	644	27.22	0.00
December 1, 2008	18	4,840,640	0.65	268,924	7.600	77.33	620	25.74	0.00
Total:	3,432	747,817,178	100.00	217,895	7.571	80.90	624	25.83	0.00

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

The Mortgage Loans (All Collateral)

Distribution By Margin
Margin (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
4.000 or less	5	788,862	0.11	157,772	7.110	84.39	628	59.76	0.00
4.501 - 5.000	106	21,714,911	2.90	204,858	7.694	79.45	629	27.73	0.00
5.001 - 5.500	3	1,309,949	0.18	436,650	7.713	78.51	638	17.71	0.00
5.501 - 6.000	1,818	377,627,728	50.50	207,716	7.310	81.63	623	37.75	0.00
6.001 - 6.500	1,297	308,362,837	41.24	237,751	7.807	81.27	634	10.78	0.00
6.501 - 7.000	120	24,039,458	3.21	200,329	8.112	72.95	566	28.92	0.00
7.001 - 7.500	81	13,051,557	1.75	161,130	8.377	68.11	555	28.07	0.00
7.501 - 8.000	2	921,876	0.12	460,938	7.308	78.22	735	0.00	0.00
Total:	3,432	747,817,178	100.00	217,895	7.571	80.90	624	25.83	0.00

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution By Life Minimum Rate
Life Minimum Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
5.001 - 5.500	6	1,061,147	0.14	176,858	5.460	66.77	659	60.37	0.00
5.501 - 6.000	97	24,779,735	3.31	255,461	5.865	76.87	667	34.73	0.00
6.001 - 6.500	241	69,630,580	9.31	288,924	6.328	78.00	648	31.54	0.00
6.501 - 7.000	576	153,989,351	20.59	267,343	6.814	79.21	643	29.60	0.00
7.001 - 7.500	554	130,275,067	17.42	235,154	7.294	80.41	631	27.08	0.00
7.501 - 8.000	712	154,440,110	20.65	216,910	7.779	80.88	616	24.77	0.00
8.001 - 8.500	470	87,019,438	11.64	185,148	8.288	83.09	606	21.35	0.00
8.501 - 9.000	427	75,728,671	10.13	177,351	8.752	83.93	600	20.84	0.00
9.001 - 9.500	194	31,141,077	4.16	160,521	9.254	85.45	598	16.70	0.00
9.501 - 10.000	100	13,222,187	1.77	132,222	9.709	86.99	596	18.58	0.00
10.001 - 10.500	31	3,520,860	0.47	113,576	10.222	83.67	589	9.79	0.00
10.501 - 11.000	17	2,292,050	0.31	134,826	10.714	82.54	567	7.98	0.00
11.001 - 11.500	4	543,536	0.07	135,884	11.186	60.91	525	46.70	0.00
11.501 - 12.000	3	173,370	0.02	57,790	11.717	58.56	535	0.00	0.00
Total:	3,432	747,817,178	100.00	217,895	7.571	80.90	624	25.83	0.00

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

The Mortgage Loans (All Collateral)

Distribution By Life Maximum Rate
Life Maximum Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
11.501 - 12.000	1	164,864	0.02	164,864	6.000	80.00	683	100.00	0.00
12.001 - 12.500	7	1,168,832	0.16	166,976	5.524	67.99	656	64.03	0.00
12.501 - 13.000	99	24,966,031	3.34	252,182	5.877	76.94	666	35.22	0.00
13.001 - 13.500	242	69,784,728	9.33	288,367	6.332	77.99	648	31.31	0.00
13.501 - 14.000	579	154,882,917	20.71	267,501	6.821	79.25	643	29.61	0.00
14.001 - 14.500	556	130,671,018	17.47	235,020	7.299	80.45	631	27.28	0.00
14.501 - 15.000	707	153,323,155	20.50	216,864	7.780	80.84	615	24.54	0.00
15.001 - 15.500	467	86,463,492	11.56	185,147	8.288	83.05	606	21.18	0.00
15.501 - 16.000	427	75,749,249	10.13	177,399	8.755	83.95	600	20.84	0.00
16.001 - 16.500	193	31,039,238	4.15	160,825	9.254	85.49	598	16.43	0.00
16.501 - 17.000	99	13,073,839	1.75	132,059	9.708	86.96	596	18.79	0.00
17.001 - 17.500	31	3,520,860	0.47	113,576	10.222	83.67	589	9.79	0.00
17.501 - 18.000	17	2,292,050	0.31	134,826	10.714	82.54	567	7.98	0.00
18.001 - 18.500	4	543,536	0.07	135,884	11.186	60.91	525	46.70	0.00
18.501 - 19.000	3	173,370	0.02	57,790	11.717	58.56	535	0.00	0.00
Total:	3,432	747,817,178	100.00	217,895	7.571	80.90	624	25.83	0.00

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution By Zip Code
Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
92336	10	3,091,823	0.33	309,182	7.752	80.26	621	11.64	1.61
92307	10	2,802,733	0.30	280,273	6.801	79.62	659	24.44	0.00
92880	6	2,782,911	0.30	463,819	7.070	79.36	632	13.57	0.00
94804	7	2,726,828	0.29	389,547	7.116	84.11	631	0.00	0.00
95206	7	2,342,093	0.25	334,585	7.250	84.85	626	0.00	0.00
93536	10	2,325,604	0.25	232,560	7.274	80.96	625	36.03	9.48
95624	6	2,289,976	0.25	381,663	7.900	82.58	621	0.00	3.31
95122	5	2,283,902	0.24	456,780	7.227	80.58	640	0.00	0.00
91331	8	2,252,915	0.24	281,614	7.317	71.01	636	11.07	0.00
93635	7	2,197,535	0.24	313,934	7.098	85.14	653	15.32	5.27
Other	4,835	908,938,020	97.31	187,991	7.617	80.38	627	27.37	2.56
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

The Mortgage Loans (All Collateral)

Distribution by Initial Periodic Rate Caps
Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
1.000	20	3,166,007	0.42	158,300	7.751	83.74	631	54.64	0.00
1.500	3,412	744,651,171	99.58	218,245	7.570	80.89	624	25.70	0.00
Total:	3,432	747,817,178	100.00	217,895	7.571	80.90	624	25.83	0.00

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution by Subsequent Periodic Rate Caps
Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
1.000	20	3,166,007	0.42	158,300	7.751	83.74	631	54.64	0.00
1.500	3,412	744,651,171	99.58	218,245	7.570	80.89	624	25.70	0.00
Total:	3,432	747,817,178	100.00	217,895	7.571	80.90	624	25.83	0.00

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Swap Schedule
Period	Accrual Start	Accrual End	Notional Schedule ($)	Strike (%)
1	2/24/2006	3/25/2006	934,034,000	4.6720
2	3/25/2006	4/25/2006	921,464,000	4.6720
3	4/25/2006	5/25/2006	905,852,000	4.6720
4	5/25/2006	6/25/2006	887,206,000	4.6720
5	6/25/2006	7/25/2006	865,585,000	4.6720
6	7/25/2006	8/25/2006	841,054,000	4.6720
7	8/25/2006	9/25/2006	813,734,000	4.6720
8	9/25/2006	10/25/2006	783,748,000	4.6720
9	10/25/2006	11/25/2006	751,279,000	4.6720
10	11/25/2006	12/25/2006	716,524,000	4.6720
11	12/25/2006	1/25/2007	683,397,000	4.6720
12	1/25/2007	2/25/2007	651,820,000	4.6720
13	2/25/2007	3/25/2007	621,721,000	4.6720
14	3/25/2007	4/25/2007	593,030,000	4.6720
15	4/25/2007	5/25/2007	565,679,000	4.6720
16	5/25/2007	6/25/2007	539,607,000	4.6720
17	6/25/2007	7/25/2007	514,751,000	4.6720
18	7/25/2007	8/25/2007	491,056,000	4.6720
19	8/25/2007	9/25/2007	468,466,000	4.6720
20	9/25/2007	10/25/2007	446,908,000	4.6720
21	10/25/2007	11/25/2007	405,640,000	4.6720
22	11/25/2007	12/25/2007	368,617,000	4.6720
23	12/25/2007	1/25/2008	335,415,000	4.6720
24	1/25/2008	2/25/2008	305,591,000	4.6720
25	2/25/2008	3/25/2008	278,795,000	4.6720
26	3/25/2008	4/25/2008	264,082,000	4.6720
27	4/25/2008	5/25/2008	250,180,000	4.6720
28	5/25/2008	6/25/2008	237,045,000	4.6720
29	6/25/2008	7/25/2008	224,648,000	4.6720
30	7/25/2008	8/25/2008	212,930,000	4.6720
31	8/25/2008	9/25/2008	201,853,000	4.6720
32	9/25/2008	10/25/2008	191,381,000	4.6720
33	10/25/2008	11/25/2008	181,480,000	4.6720
34	11/25/2008	12/25/2008	172,117,000	4.6720
35	12/25/2008	1/25/2009	77,245,000	4.6720
36	1/25/2009	2/25/2009	74,075,000	4.6720
37	2/25/2009	3/25/2009	71,042,000	4.6720
38	3/25/2009	4/25/2009	68,140,000	4.6720
39	4/25/2009	5/25/2009	65,364,000	4.6720
40	5/25/2009	6/25/2009	62,707,000	4.6720
41	6/25/2009	7/25/2009	60,165,000	4.6720
42	7/25/2009	8/25/2009	57,731,000	4.6720
43	8/25/2009	9/25/2009	55,402,000	4.6720
44	9/25/2009	10/25/2009	53,171,000	4.8200
45	10/25/2009	11/25/2009	51,035,000	4.8200
46	11/25/2009	12/25/2009	0	N/A

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC

Asset Backed Finance
Shahid Quraishi	212-713-2728
Jay Lown	212-713-3670
Michael Leung	212-713-8661
Michael Boyle	212-713-4129
Verdi Contente	212-713-2713
Glenn McIntyre	212-713-3180
Anthony Beshara	212-713-2804
Brian Kramer	212-713-1040
Elizabeth Szondy	212-713-6263

ABS Trading & Syndicate
Jack McCleary	212-713-4330
Richard Onkey	212-713-4330
Stuart Lippman	212-713-2946
Joe Ruttle	212-713-2252
Dave Stauber	212-713-4330

Rating Agency Contacts

Standard & Poor’s
Danielle Stumberger	212-438-3514

Moody’s
Gulmira Karaguishiyeva	201-395-6354

Fitch
Ben Katzburg	212-908-0261

ABS New Issue Term Sheet

MASTR Asset Backed Securities Trust 2006-NC1

Mortgage Pass-Through Certificates

$19,614,000

(APPROXIMATE)

New Century Mortgage Corporation

(ORIGINATOR)

Wells Fargo Bank N.A.

(MASTER SERVICER, SERVICER AND TRUST ADMINISTRATOR)

Mortgage Asset Securitization Transactions, Inc.

(DEPOSITOR)

UBS Real Estate Securities Inc.

(MORTGAGE LOAN SELLER)

Securities will be offered by Rule 144A to Qualified Institutional Buyers.

January 26, 2006

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw you indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

MASTR Asset Backed Securities Trust 2006-NC1

Mortgage Pass-Through Certificates

$19,614,000 (Approximate Offered Certificates)

Structure Overview
Class(1,2)	Approx. Size ($)(3)	Certificate Type	Expected WAL (years) Call(4) / Mat(4)	Expected Principal Window Call(4) / Mat(4)	Legal Final Distribution Date	Initial Credit Enhancement(5)	Expected Ratings S / M / F
Offered
M-9(6,7)	7,939,000	FLT / MEZ	4.30 / 4.55	38 - 74 / 38 - 96	01 / 2036	4.10%	BBB / Baa3 / BBB
M-10(6,7)	7,005,000	FLT / MEZ	4.30 / 4.48	38 - 74 / 38 - 90	01 / 2036	3.35%	BBB- / Ba1 / BBB-
M-11(6,7)	4,670,000	FLT / MEZ	4.29 / 4.40	37 - 74 / 37 - 84	01 / 2036	2.85%	BBB- / Ba2 / BBB-
Not Offered Hereby
A-1(6)	391,500,000	FLT / SEN / SEQ	Not Offered Hereby				AAA / Aaa / AAA
A-2(6)	124,500,000	FLT / SEN / SEQ	Not Offered Hereby				AAA / Aaa / AAA
A-3(6)	165,000,000	FLT / SEN / SEQ	Not Offered Hereby				AAA / Aaa / AAA
A-4(6)	56,887,000	FLT / SEN / SEQ	Not Offered Hereby				AAA / Aaa / AAA
M-1(6,7)	32,691,000	FLT / MEZ	Not Offered Hereby				AA+ / Aa1 / AA+
M-2(6,7)	29,889,000	FLT / MEZ	Not Offered Hereby				AA / Aa2 / AA
M-3(6,7)	17,279,000	FLT / MEZ	Not Offered Hereby				AA / Aa3 / AA
M-4(6,7)	16,345,000	FLT / MEZ	Not Offered Hereby				AA- / A1 / AA-
M-5(6,7)	14,477,000	FLT / MEZ	Not Offered Hereby				A+ / A2 / A+
M-6(6,7)	14,010,000	FLT / MEZ	Not Offered Hereby				A / A3 / A
M-7(6,7)	13,076,000	FLT / MEZ	Not Offered Hereby				A- / Baa1 / A-
M-8(6,7)	12,142,000	FLT / MEZ	Not Offered Hereby				BBB+ / Baa2 / BBB+

Notes:
	(1)						The Certificates are backed by the cash flow from a pool of conforming and non-conforming balance, first and second lien, adjustable- and fixed-rate mortgage loans.
	(2)						The Certificates will be subject to the Net WAC Rate Cap as described herein.
	(3)						The Approximate Size is subject to a permitted variance of plus or minus 10%.
	(4)						See the Pricing Speed below.
	(5)						Includes initial overcollateralization of 2.85%.
	(6)

After the Optional Termination Date, the margin on the Class A Certificates will increase to 2.0x their initial margin and the margin on each of the Class M Certificates will increase to 1.5x their initial margin.

	(7)						The Class M Certificates are not expected to receive any principal distributions prior to the Stepdown Date.

Pricing Speed
Fixed-Rate Mortgage Loans	4.6% CPR growing to 23% CPR over 12 months and 23% CPR thereafter
Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter

Transaction Highlights

•	The Mortgage Loans consist of Fixed and Adjustable-Rate, First and Second Lien residential Mortgage Loans originated by New Century Mortgage Corporation.
•	The transaction consists of a Senior / Mezz / OC structure.
•	The Credit Enhancement for the Certificates will be provided through Subordination, Overcollateralization as of the Cut-off date of approximately 2.85%, Excess Spread and an Interest Rate Swap.
•	The Mortgage Loans will be serviced by Wells Fargo Bank N.A., rated SQ1 (Moody’s), RMS1 (Fitch) and Strong (S&P).
•	None of the Mortgage Loans will be covered by Mortgage Insurance.
•	None of the Mortgage Loans are classified as “High Cost” loans.
•	The Offered Certificates will be ERISA eligible, subject to certain investor-based exemptions.
•	None of the Offered Certificates will be SMMEA eligible.
•	All numbers and percentages herein relating to the Mortgage Loans are as of the Cut-off Date.
•	The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.
•	Bloomberg: MABS 2006-NC1
•	Intex: MABS06N1

Mortgage Pool Summary	MASTR ABS 2006-NC1 Mortgage Loans
	Adjustable Rate	Fixed Rate	Aggregate
Current Balance	$747,817,178	$186,217,162	$934,034,340
Number of Loans	3432	1479	4911
Average Loan Balance	$217,895	$125,907	$190,192
Wtd. Avg. Gross Coupon	7.571%	7.755%	7.608%
Wtd. Avg Net Coupon(1)	7.056%	7.240%	7.093%
Wtd. Avg. FICO	624	638	627
Wtd. Avg. Original LTV(2)	80.90%	78.34%	80.39%
Wtd. Avg. Stated Rem Term (months)	357	348	355
Wtd. Avg. Seasoning (months)	3	3	3
Wtd. Avg. Months to Next Adj. Date	23	0	23
Wtd. Avg. Margin	6.074%	0.000%	6.074%
Wtd. Avg. Initial Rate Cap	1.498%	0.000%	1.498%
Wtd. Avg. Periodic Rate Cap	1.498%	0.000%	1.498%
Wtd. Avg. Maximum Rate	14.567%	0.000%	14.567%
Wtd. Avg. Minimum Rate	7.571%	0.000%	7.571%

(1)    The Administrative Fees have been subtracted from the Weighted Average Net Coupon.

(2)    References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Transaction Overview
Issuer:	MASTR Asset Backed Securities Trust 2006-NC1
Depositor:	Mortgage Asset Securitization Transactions, Inc.
Mortgage Loan Seller:	UBS Real Estate Securities Inc.
Originator:	New Century Mortgage Corporation
Servicer, Master Servicer and Trust Administrator:	Wells Fargo Bank, N.A.
Servicer Ratings:	SQ1 (Moody’s), RMS1 (Fitch) and Strong (S&P).
Trustee and Custodian:	Deutsche Bank National Trust Company
Nominal Trustee:	U.S. Bank National Association
Swap Provider:	TBD
Lead Underwriter:	UBS Securities LLC
Credit Risk Manager:	Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company.
Class A Certificates:	The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates.
Class M Certificates:

The Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates.

Offered Certificates:	The Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates.
Non-Offered Certificates:

The Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates and Class M-8 Certificates.

Retained Certificates:	The Class CE Certificates, Class P Certificates, Class R Certificates and Class R-X Certificates.
Collateral:	As of February 1, 2006, the Mortgage Loans will consist of approximately 4,911 Fixed and Adjustable-Rate, First and Second Lien Mortgage Loans totaling approximately $934,034,340.

Transaction Overview
Expected Pricing Date:	January [27], 2006
Expected Closing Date:	February 24, 2006
Cut-off Date:	February 1, 2006
Record Date:	The business day immediately preceding each Distribution Date.
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in March 2006.
Determination Date:

The Determination Date with respect to any Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:

The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:

With respect to any Distribution Date and any Principal Prepayment in full, the period commencing on the 16th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing February 1, 2006) and ending on the 15th day of the calendar month in which such Distribution Date occurs and for any Distribution Date and any Principal Prepayment in part, is the calendar month preceding the month in which such Distribution Date occurs.

Interest Accrual Period:

Interest will initially accrue from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date based on an actual/360 day basis. The Class A Certificates and the Class M Certificates will initially settle flat (no accrued interest).

Optional Termination:

The majority holder of the Class CE Certificates (unless such majority holder is the Seller or an affiliate of the Seller), or if such majority holder fails to exercise such option, the Servicer (or if the Servicer fails to exercise its option, NIMS Insurer, if any), may purchase all of the Mortgage Loans and REO properties and retire the certificates on or after the Optional Termination Date.

Optional Termination Date:

The first Distribution Date on which the aggregate principal balance of the Mortgage Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

ERISA:	The Offered Certificates will be ERISA eligible as of the Closing Date, subject to certain investor based exemptions.
SMMEA:	None of the Certificates will be SMMEA eligible.
Eligible Investors:	Qualified Institutional Buyers (“QIBs”) as defined in Rule 144A. Investors will be deemed to have represented that they are QIBs.
Unregistered Securities:	The Notes will not be registered under the Securities Act of 1933 in reliance on the exemption provided by Rule 144A.
Taxation:	The Trust will be established as one or more REMICs for federal income tax purposes.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Credit Enhancement
Credit Enhancement:	1) Excess Spread 2) Net Swap Payments received from the Swap Provider 3) Overcollateralization (“OC”) 4) Subordination
Overcollateralization Target Amount:

With respect to any Distribution Date, (i) prior to the Stepdown Date an amount equal to approximately 2.85% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date if there is no Trigger Event, approximately 5.70% of the then current aggregate outstanding principal balance of the Mortgage Loans but not less than 0.50% of the balance of the Mortgage Loans as of the Cut-off Date and (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. The Overcollateralization Target Amount for the Class A Certificates and Class M Certificates will be fully funded on the Closing Date.

Overcollateralization Reduction Amount

With respect to any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Stepdown Date:

The earlier to occur of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in March 2009 and (B) the date that the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) for the Class A Certificates is greater than or equal to 42.00%.

Credit Enhancement Percentage:

The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (including the OC) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

	Expected CRedit Enhancement Percentage
	Class	Closing Date	After Stepdown Date
	A	21.00%	42.00%
	M-1	17.50%	35.00%
	M-2	14.30%	28.60%
	M-3	12.45%	24.90%
	M-4	10.70%	21.40%
	M-5	9.15%	18.30%
	M-6	7.65%	15.30%
	M-7	6.25%	12.50%
	M-8	4.95%	9.90%
	M-9	4.10%	8.20%
	M-10	3.35%	6.70%
	M-11	2.85%	5.70%

Credit Enhancement
Trigger Event:

With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:

(a)        the percentage obtained by dividing (x) the aggregate principal balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties and (iii) Mortgage Loans in foreclosure and in bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period, exceeds [38.05]% of the Credit Enhancement Percentage, or

(b)        the aggregate amount of realized loss incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages as set forth below with respect to such Distribution Date:

	Payment Date Occurring in	Percentage
	March 2008 through February 2009	[1.40%] for the first month, plus an additional 1/12th of [1.55%] for each month thereafter
	March 2009 through February 2010	[2.95%] for the first month, plus an additional 1/12th of [1.65%] for each month thereafter
	March 2010 through February 2011	[4.60%] for the first month, plus an additional 1/12th of [1.30%] for each month thereafter
	March 2011 through February 2012	[5.90%] for the first month, plus an additional 1/12th of [0.70%] for each month thereafter
	March 2012 and thereafter	[6.60%]

Payment of Interest
Interest Payment Priority:

On each Distribution Date, the related Interest Remittance Amounts will be distributed in the following order of priority:

(i)      from Available Funds, to pay any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);

(ii)      concurrently to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Distribution Amount related to such Certificates;

(iii)     to the holders of the Class M-1 Certificates, the Interest Distribution Amount for such class;

(iv)    to the holders of the Class M-2 Certificates, the Interest Distribution Amount for such class;

(v)     to the holders of the Class M-3 Certificates, the Interest Distribution Amount for such class;

(vi)    to the holders of the Class M-4 Certificates, the Interest Distribution Amount for such class;

(vii)    to the holders of the Class M-5 Certificates, the Interest Distribution Amount for such class;

(viii)   to the holders of the Class M-6 Certificates, the Interest Distribution Amount for such class;

(ix)    to the holders of the Class M-7 Certificates, the Interest Distribution Amount for such class;

(x)     to the holders of the Class M-8 Certificates, the Interest Distribution Amount for such class;

(xi)    to the holders of the Class M-9 Certificates, the Interest Distribution Amount for such class;

(xii)    to the holders of the Class M-10 Certificates, the Interest Distribution Amount for such class; and

(xiii)   to the holders of the Class M-11 Certificates, the Interest Distribution Amount for such class.

Servicing Advances:

The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable. The Servicer is entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:

The Pass-Through Rate on any Distribution Date with respect to each class of Certificates will equal the lesser of (a) the related Formula Rate for such Distribution Date and (b) the Net WAC Rate Cap for such Distribution Date.

Formula Rate:

The Formula Rate for each class of Floating-Rate Certificates will equal the lesser of (a) 1-Month LIBOR as of the related LIBOR Determination Date plus the applicable certificate margin and (b) the Maximum Cap Rate.

Administrative Fees:

The Servicing Fee calculated at the Servicing Fee Rate of 0.500% per annum and the Credit Risk Manager Fee calculated at the Credit Risk Manager Fee Rate of 0.015% per annum. Administrative Fees will be paid monthly based on the stated principal balance of the Mortgage Loans.

Payment of Interest
Interest Distribution Amount:

The Interest Distribution Amount for each of the Class A and Class M Certificates on any Distribution Date will be equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable Pass-Through Rate for such class and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of Prepayment Interest Shortfalls not covered by Compensating Interest and shortfalls resulting from the application of the Relief Act in each case to the extent not allocated to interest accrued on the Class CE Certificates.

Senior Interest Distribution Amount:

The Senior Interest Distribution Amount on any Distribution Date will be equal to the sum of the Interest Distribution Amount for such Distribution Date with respect to the Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date with respect to the Class A Certificates.

Net WAC Rate Cap:

The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the (x) weighted average of the Expense Adjusted Net Mortgage Rates of the Mortgage Loans, minus (y) the product of (i) Net Swap Payment or Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) made to the Swap Provider expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) made to the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans and (ii) 12 (the “Net Swap Payment Rate”).

Basis Risk Shortfall:

Because most of the adjustable-rate Mortgage Loans are based on 6-month LIBOR, with most having delayed first adjustments, and because the pass-through rates on the Class A and Class M Certificates are based on 1-month LIBOR, the application of the Net WAC Rate Cap could result in shortfalls of interest otherwise payable to the such Certificates in certain periods. This may also occur if 6-month LIBOR and 1-month LIBOR rise quickly since the Mortgage Pool cash flows are constrained by interim caps. If Basis Risk Shortfalls occur, they will be carried forward (a “Net WAC Rate Carryover Amount”) and such shortfalls will be paid on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date.

Maximum Cap Rate:

The Maximum Cap Rate (subject to adjustment based on the actual number of days elapsed in the related interest accrual period) for any Distribution Date and each Class A and Class M Certificate is calculated in the same manner as the Net WAC Rate Cap, but based on the Expense Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Expense Adjusted Net Mortgage Rates of the applicable Mortgage Loans, plus, an amount, expressed as a percentage, equal to the product of: (i) a fraction, the numerator of which is equal to the Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans and (ii) 12.

Expense Adjusted Net Mortgage Rates:

The per annum rate equal to the weighted average mortgage rate of each Mortgage Loan as of the first day of the related Due Period minus (a) the Servicing Fee Rate and (b) the Credit Risk Manager Fee Rate.

Expense Adjusted Net Maximum Mortgage Rate:

The per annum rate equal to the weighted average of the maximum mortgage rates (or the mortgage rate for such Mortgage Loan, in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the sum of (a) the Servicing Fee Rate and (b) the Credit Risk Manager Fee Rate.

Payment of Interest
Net WAC Rate Carryover Amount:

For any Distribution Date, (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate not been subject to the Net WAC Rate Cap, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate Cap, together with the unpaid portion of any such amounts from the prior Distribution Date and (ii) accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the Net WAC Rate Cap. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:

On the Closing Date, the Trustee will enter into a Swap Agreement with an initial notional amount of [$934,034,000] under the Swap Agreement, the Trust will be obligated to pay an amount equal to the periodic rate shown in the attached Swap Schedule, per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

On each Distribution Date, amounts in deposit in the Swap Account will be distributed as follows in each case after taking into account any payments made from Net Monthly Excess Cashflows:

(i)         from the Swap Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;

(ii)        from the Swap Account, to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iii)       from the Swap Account, to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;

(iv)       from the Swap Account, to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and

(v)        from the Swap Account, to pay the Class CE Certificates as provided in the Pooling and Servicing Agreement.

Net Monthly Excess Cashflow:

For any Distribution Date, the excess of (x) the Available Funds, net of any Net Swap Payment made by the Trustee, over (y) the sum of (i) the monthly interest accrued and any unpaid interest on the Class A Certificates and the monthly interest accrued on the Class M Certificates and (ii) the principal remittance amount.

Payment of Principal
Principal Payment Priority:

On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount shall be distributed as follows:

(i)      from Available Funds, to pay any Net Swap Payment or the Swap Termination Payment to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);

(ii)      sequentially to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

(iii)     to the holders of the Class M-1 Certificates, any Principal Distribution Amount remaining after the payment of (i) and (ii) above until the Certificate Principal Balance thereof has been reduced to zero;

(iv)    to the holders of the Class M-2 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii) and (iii) above until the Certificate Principal Balance thereof has been reduced to zero;

(v)     to the holders of the Class M-3 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii) and (iv) above until the Certificate Principal Balance thereof has been reduced to zero;

(vi)    to the holders of the Class M-4 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv) and (v) above until the Certificate Principal Balance thereof has been reduced to zero;

(vii)    to the holders of the Class M-5 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v) and (vi) above until the Certificate Principal Balance thereof has been reduced to zero;

(viii)   to the holders of the Class M-6 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi) and (vii) above until the Certificate Principal Balance thereof has been reduced to zero;

(ix)    to the holders of the Class M-7 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above until the Certificate Principal Balance thereof has been reduced to zero;

(x)     to the holders of the Class M-8 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above until the Certificate Principal Balance thereof has been reduced to zero;

(xi)    to the holders of the Class M-9 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above until the Certificate Principal Balance thereof has been reduced to zero

(xii)    to the holders of the Class M-10 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) above until the Certificate Principal Balance thereof has been reduced to zero; and

(xiii)  to the holders of the Class M-11 Certificates, any Principal Distribution Amount remaining after the payment of (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xii) above until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Payment Priority: (continued)

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount shall be distributed as follows:

(i)            from Available Funds, to pay any Net Swap Payment or the Swap Termination Payment to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);

(ii)            sequentially to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, up to the Class A Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;

(iii)           to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iv)          to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(v)           to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vi)          to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vii)          to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(viii)         to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(ix)          to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(x)           to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(xi)          to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(xii)          to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(xiii)         to the holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

Payment of Principal
Principal Distribution Amount:

The Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) any overcollateralization increase amount for such Distribution Date minus any Overcollateralization Reduction Amount for such Distribution Date.

Class A Principal Distribution Amount:

The “Class A Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 58.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,670,172.

Class M-1 Principal Distribution Amount:

The “Class M-1 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 65.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,670,172.

Class M-2 Principal Distribution Amount:

The “Class M-2 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A and Class M-1 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 71.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,670,172.

Class M-3 Principal Distribution Amount:

The “Class M-3 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, and Class M-2 Certificates (after taking into account the payment of the Class A, Class M-1, and Class M-2 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 75.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,670,172.

Class M-4 Principal Distribution Amount:

The “Class M-4 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 78.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,670,172.

Class M-5 Principal Distribution Amount:

The “Class M-5 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 81.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,670,172.

Payment of Principal
Class M-6 Principal Distribution Amount:

The “Class M-6 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 84.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,670,172.

Class M-7 Principal Distribution Amount:

The “Class M-7 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 87.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,670,172.

Class M-8 Principal Distribution Amount:

The “Class M-8 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,670,172.

Class M-9 Principal Distribution Amount:

The “Class M-9 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,670,172.

Class M-10 Principal Distribution Amount:

The “Class M-10 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,670,172.

Class M-11 Principal Distribution Amount:

The “Class M-11 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,670,172.

Payment of Excess Cashflow
Monthly Excess Cashflow Distributions:

With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be distributed as follows:

(i)            to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the overcollateralization increase amount distributable as part of the Principal Distribution Amount;

(ii)            to the holders of the Class M-1 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(iii)           to the holders of the Class M-1 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(iv)          to the holders of the Class M-2 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(v)           to the holders of the Class M-2 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(vi)          to the holders of the Class M-3 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(vii)          to the holders of the Class M-3 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(viii)         to the holders of the Class M-4 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(ix)          to the holders of the Class M-4 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(x)           to the holders of the Class M-5 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xi)          to the holders of the Class M-5 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

Payment of Excess Cashflow
Monthly Excess Cashflow Distributions: (continued)

(xii)          to the holders of the Class M-6 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xiii)         to the holders of the Class M-6 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xiv)         to the holders of the Class M-7 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xv)          to the holders of the Class M-7 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xvi)         to the holders of the Class M-8 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xvii)        to the holders of the Class M-8 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xviii)       to the holders of the Class M-9 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xix)         to the holders of the Class M-9 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xx)          to the holders of the Class M-10 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xxi)         to the holders of the Class M-10 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xxii)        to the holders of the Class M-11 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;

(xxiii)       to the holders of the Class M-11 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xxiv)       to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required, to distribute to the holders of the Class A and the Class M Certificates any Net WAC Rate Carryover Amounts for such classes;

(xxv)        to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event; and

(xxvi)       to the holders of the Class CE, Class R and Class P Certificates as provided in the Pooling and Servicing Agreement.

The Mortgage Loans (All Collateral)

Collateral Summary

Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their February 1, 2006 scheduled balances respectively (except for FICO and LTV which is based at origination.)

	Summary Statistics		Range (if applicable)
Number of Mortgage Loans:	4,911
Aggregate Current Principal Balance:	$934,034,340
Average Current Principal Balance:	$190,192		$16,366	-	$975,299
Aggregate Original Principal Balance:	$935,687,395
Average Original Principal Balance:	$190,529		$16,400	-	$977,500
Fully Amortizing Mortgage Loans:	67.19%
Interest Only Loans:	26.68%
% Balloon Loans	6.13%
1st Lien:	97.46%
Wtd. Avg. Gross Coupon:	7.608%		5.250%	-	13.300%
Wtd. Avg. Original Term (months):	358		120	-	360
Wtd. Avg. Remaining Term (months):	355		116	-	358
Wtd. Avg. Margin (ARM Loans Only):	6.074%		3.000%	-	8.000%
Maximum Interest Rate (ARM Loans Only):	14.567%		12.000%	-	19.000%
Minimum Interest Rate (ARM Loans Only):	7.571%		5.250%	-	12.000%
Wtd. Avg. Original LTV(1):	80.39%		10.48%	-	100.00%
Wtd. Avg. Borrower FICO:	627		500	-	804
Geographic Distribution (Top 5):	California	38.54%
	Florida	8.48%
	New York	5.86%
	Arizona	4.44%
	Texas	3.85%

(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

The Mortgage Loans (All Collateral)

Distribution By Current Unpaid Principal Balance
Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
1 - 50,000	316	10,905,155	1.17	34,510	10.152	92.67	640	40.27	80.91
50,001 - 100,000	1,152	87,129,327	9.33	75,633	8.459	80.98	610	37.24	10.96
100,001 - 150,000	957	119,520,224	12.80	124,891	7.937	79.95	610	36.87	4.07
150,001 - 200,000	708	122,992,506	13.17	173,718	7.674	78.18	613	32.37	0.42
200,001 - 250,000	482	108,639,808	11.63	225,394	7.594	77.33	617	28.93	0.00
250,001 - 300,000	408	112,029,573	11.99	274,582	7.335	79.19	628	24.34	0.00
300,001 - 350,000	285	92,531,950	9.91	324,674	7.316	81.28	628	24.67	0.00
350,001 - 400,000	188	70,567,017	7.56	375,356	7.338	80.58	636	20.09	0.00
400,001 - 450,000	146	62,152,421	6.65	425,702	7.278	81.86	642	16.45	0.00
450,001 - 500,000	110	52,566,829	5.63	477,880	7.311	82.95	656	14.43	0.00
500,001 - 550,000	60	31,360,062	3.36	522,668	7.293	83.24	657	23.37	0.00
550,001 - 600,000	43	24,677,008	2.64	573,884	7.359	84.16	659	20.64	0.00
600,001 - 650,000	24	15,067,980	1.61	627,832	7.278	82.07	658	8.36	0.00
650,001 - 700,000	11	7,441,301	0.80	676,482	7.013	84.58	654	17.98	0.00
700,001 - 750,000	12	8,799,572	0.94	733,298	7.016	85.08	663	8.16	0.00
750,001 - 800,000	4	3,110,461	0.33	777,615	7.095	74.41	680	0.00	0.00
800,001 - 850,000	1	843,903	0.09	843,903	6.990	90.00	651	100.00	0.00
850,001 - 900,000	2	1,752,185	0.19	876,093	6.682	88.68	665	48.80	0.00
950,001 - 1,000,000	2	1,947,058	0.21	973,529	7.225	80.01	660	0.00	0.00
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

The Mortgage Loans (All Collateral)

Distribution By Current Rate
Current Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)(1)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
5.001 - 5.500	6	1,061,147	0.11	176,858	5.460	66.77	659	60.37	0.00
5.501 - 6.000	110	27,762,143	2.97	252,383	5.878	76.03	669	34.65	0.00
6.001 - 6.500	407	108,460,904	11.61	266,489	6.322	74.73	655	30.44	0.00
6.501 - 7.000	746	187,948,760	20.12	251,942	6.813	78.35	643	30.81	0.00
7.001 - 7.500	707	156,199,984	16.72	220,933	7.292	79.74	631	28.14	0.00
7.501 - 8.000	893	178,763,127	19.14	200,183	7.777	80.63	616	26.51	0.05
8.001 - 8.500	599	102,652,332	10.99	171,373	8.291	82.50	606	22.23	0.53
8.501 - 9.000	539	86,827,015	9.30	161,089	8.754	83.78	600	21.63	0.70
9.001 - 9.500	292	37,963,233	4.06	130,011	9.262	85.60	602	21.82	6.31
9.501 - 10.000	252	22,364,439	2.39	88,748	9.748	89.06	613	20.50	22.28
10.001 - 10.500	112	8,944,969	0.96	79,866	10.267	90.46	625	14.11	42.88
10.501 - 11.000	106	7,855,576	0.84	74,109	10.756	91.32	629	21.74	62.38
11.001 - 11.500	64	3,435,485	0.37	53,679	11.273	93.42	628	31.74	82.61
11.501 - 12.000	46	2,487,952	0.27	54,086	11.772	96.40	627	14.43	90.64
12.001 - 12.500	24	1,070,619	0.11	44,609	12.303	99.94	626	18.09	100.00
12.501 - 13.000	6	163,023	0.02	27,171	12.721	99.84	623	0.00	100.00
13.001 - 13.500	2	73,631	0.01	36,816	13.229	99.73	608	52.93	100.00
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

The Mortgage Loans (All Collateral)

Distribution By FICO
FICO	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)(1)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
<= 500	11	1,401,050	0.15	127,368	8.690	78.63	500	70.65	0.00
501 - 520	246	37,064,677	3.97	150,669	8.446	74.51	511	41.93	0.00
521 - 540	308	49,717,480	5.32	161,420	8.224	75.81	531	40.32	0.00
541 - 560	341	56,512,810	6.05	165,727	8.049	76.45	551	34.76	0.00
561 - 580	390	64,049,814	6.86	164,230	7.873	77.53	571	37.37	0.42
581 - 600	559	94,286,925	10.09	168,671	7.734	79.40	590	35.76	1.40
601 - 620	608	115,545,996	12.37	190,043	7.530	80.47	610	31.11	1.95
621 - 640	697	132,583,405	14.19	190,220	7.574	82.08	630	24.37	3.18
641 - 660	574	122,218,981	13.09	212,925	7.333	81.62	650	22.70	3.34
661 - 680	388	87,599,063	9.38	225,771	7.367	81.82	670	17.70	2.84
681 - 700	270	61,358,534	6.57	227,254	7.265	82.75	689	18.26	4.08
701 - 720	201	46,014,338	4.93	228,927	7.236	81.80	710	12.63	4.58
721 - 740	138	26,135,886	2.80	189,390	7.526	83.88	731	17.36	7.75
741 - 760	88	20,867,259	2.23	237,128	7.425	84.93	750	12.40	5.18
761 - 780	63	13,363,268	1.43	212,115	7.254	82.26	768	8.84	7.08
781 - 800	25	4,462,484	0.48	178,499	7.632	84.02	789	21.41	9.23
801 - 820	4	852,369	0.09	213,092	7.160	79.29	804	0.00	5.79
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution By Lien Status
Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
First Lien	4,456	910,278,641	97.46	204,282	7.532	79.89	626	26.88	0.00
Second Lien	455	23,755,699	2.54	52,210	10.494	99.56	670	29.28	100.00
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

The Mortgage Loans (All Collateral)

Distribution By Original LTV (1)
Original LTV (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
50.00 or less	186	28,497,078	3.05	153,210	7.044	41.78	610	25.08	0.00
50.01 - 55.00	82	15,125,191	1.62	184,454	7.068	52.53	612	21.59	0.00
55.01 - 60.00	123	21,706,451	2.32	176,475	7.225	58.19	595	20.41	0.23
60.01 - 65.00	165	33,251,310	3.56	201,523	7.234	63.41	593	28.99	0.20
65.01 - 70.00	252	47,762,372	5.11	189,533	7.449	68.71	593	25.39	0.00
70.01 - 75.00	299	56,961,004	6.10	190,505	7.531	73.90	600	28.86	0.00
75.01 - 80.00	1,554	332,547,404	35.60	213,994	7.333	79.79	641	24.83	0.00
80.01 - 85.00	605	123,957,135	13.27	204,888	7.727	84.55	602	27.45	0.00
85.01 - 90.00	866	178,172,006	19.08	205,741	7.845	89.70	638	27.83	0.11
90.01 - 95.00	306	68,880,511	7.37	225,100	7.879	94.75	642	36.00	0.78
95.01 - 100.00	473	27,173,878	2.91	57,450	10.284	99.97	670	28.11	84.29
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution By Documentation
Documentation	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Full	1,561	251,651,075	26.94	161,211	7.464	81.05	608	100.00	2.76
Limited Income & Asset	1,642	302,431,718	32.38	184,185	7.311	79.18	615	0.00	1.78
Stated Doc	1,708	379,951,548	40.68	222,454	7.939	80.91	649	0.00	3.01
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

The Mortgage Loans (All Collateral)

Distribution By Loan Purpose
Loan Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%(1))	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Cash Out Refi	2,606	505,858,502	54.16	194,113	7.511	77.55	608	29.50	0.75
Purchase	1,921	365,395,904	39.12	190,211	7.760	84.01	655	21.26	5.32
Rate & Term Refi	384	62,779,935	6.72	163,489	7.503	82.23	619	39.39	0.83
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.
Distribution By Property Type
Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
One	3,721	686,040,470	73.45	184,370	7.582	80.04	622	28.14	2.35
Pud-Detached	409	86,710,916	9.28	212,007	7.599	81.61	630	28.75	2.58
2-4 Unit	323	81,218,037	8.70	251,449	7.737	81.38	650	20.21	1.68
Condo	358	61,150,813	6.55	170,812	7.730	80.79	646	21.05	5.78
Pud-Attached	98	18,834,982	2.02	192,194	7.635	81.75	627	23.32	2.32
Modular Home	2	79,122	0.01	39,561	9.590	100.00	669	0.00	100.00
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

The Mortgage Loans (All Collateral)

Distribution By Occupancy Status
Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
Primary Residence	4,286	832,165,847	89.09	194,159	7.537	79.93	623	28.15	2.67
Investment Property	490	77,217,771	8.27	157,587	8.277	84.29	658	18.30	0.00
Second Home	135	24,650,723	2.64	182,598	7.907	83.65	677	13.39	6.13
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution By State
State	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO
								% Full Doc Loan	% 2nd Lien
Southern California	786	234,411,034	25.10	298,233	7.187	77.81	639	20.25	2.00
Northern California	415	125,520,973	13.44	302,460	7.396	79.93	638	13.95	3.16
Florida	496	79,222,701	8.48	159,723	7.914	80.10	615	19.53	1.52
New York	214	54,730,873	5.86	255,752	7.526	79.81	635	21.55	3.52
Arizona	235	41,428,430	4.44	176,291	7.695	79.82	617	31.37	2.20
Texas	372	35,935,104	3.85	96,600	8.061	80.95	614	29.27	3.46
New Jersey	139	33,186,638	3.55	238,753	7.708	81.38	632	28.36	1.77
Illinois	161	24,715,879	2.65	153,515	7.788	83.34	621	49.77	2.94
Massachusetts	93	22,666,836	2.43	243,729	7.623	81.85	640	40.23	2.69
Maryland	109	22,139,532	2.37	203,115	7.782	80.06	602	30.31	1.61
Other	1,891	260,076,341	27.84	137,534	7.890	82.65	618	37.81	2.89
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

The Mortgage Loans (All Collateral)

Distribution By Remaining Months To Maturity
	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO
Remaining Months to Maturity								% Full Doc Loan	% 2nd Lien
180 or less	62	6,397,487	0.68	103,185	7.472	67.80	619	22.95	0.68
181 - 240	39	3,964,980	0.42	101,666	7.719	78.20	619	40.14	2.94
241 - 300	2	235,531	0.03	117,765	6.852	83.32	598	0.00	0.00
301 - 360	4,808	923,436,343	98.87	192,062	7.608	80.48	627	26.92	2.56
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution By Product Type
Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO
								% Full Doc Loan	% 2nd Lien
2/6 MONTH LIBOR	2,318	448,373,281	48.00	193,431	7.744	80.34	609	27.38	0.00
2/6 MONTH LIBOR -24 MONTH IO	10	3,495,768	0.37	349,577	6.969	80.53	659	17.53	0.00
2/6 MONTH LIBOR -60 MONTH IO	588	174,086,517	18.64	296,066	7.208	81.63	651	20.12	0.00
3/6 MONTH LIBOR	305	50,219,527	5.38	164,654	7.684	80.67	627	32.92	0.00
3/6 MONTH LIBOR -36 MONTH IO	17	3,548,249	0.38	208,721	7.595	86.86	638	20.69	0.00
3/6 MONTH LIBOR -60 MONTH IO	194	68,093,836	7.29	350,999	7.306	82.54	653	25.64	0.00
Fixed	1,479	186,217,162	19.94	125,907	7.755	78.34	638	31.42	12.76
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution By Prepayment Penalty Term
Penalty (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO
								% Full Doc Loan	% 2nd Lien
0	1,394	242,474,308	25.96	173,941	8.091	82.57	629	25.69	4.25
12	219	49,391,947	5.29	225,534	7.710	79.31	643	27.57	3.06
24	2,292	464,660,041	49.75	202,731	7.475	80.50	620	26.76	1.76
36	1,006	177,508,044	19.00	176,449	7.267	77.43	639	28.96	2.12
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

The Mortgage Loans (All Collateral)

Distribution By Credit Grade
Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO
								% Full Doc Loan	% 2nd Lien
AA	3,758	735,598,446	78.75	195,742	7.526	81.65	640	24.84	3.17
A+	479	89,075,206	9.54	185,961	7.680	78.95	595	33.42	0.47
A-	324	53,316,142	5.71	164,556	7.951	76.22	571	36.09	0.00
B	174	31,247,422	3.35	179,583	8.102	72.11	558	35.10	0.00
C	165	23,392,131	2.50	141,770	8.353	67.87	558	35.71	0.00
C-	11	1,404,993	0.15	127,727	9.514	62.72	585	41.74	0.00
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution By Next Adjustment Date
Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
October 1, 2007	220	51,477,961	6.88	233,991	7.415	79.32	633	24.72	0.00
November 1, 2007	2,614	555,920,566	74.34	212,670	7.611	80.85	620	25.58	0.00
December 1, 2007	82	18,557,039	2.48	226,305	7.472	80.15	634	18.82	0.00
October 1, 2008	84	11,763,503	1.57	140,042	7.706	81.43	627	41.07	0.00
November 1, 2008	414	105,257,470	14.08	254,245	7.438	82.15	644	27.22	0.00
December 1, 2008	18	4,840,640	0.65	268,924	7.600	77.33	620	25.74	0.00
Total:	3,432	747,817,178	100.00	217,895	7.571	80.90	624	25.83	0.00

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

The Mortgage Loans (All Collateral)

Distribution By Margin
Margin (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
4.000 or less	5	788,862	0.11	157,772	7.110	84.39	628	59.76	0.00
4.501 - 5.000	106	21,714,911	2.90	204,858	7.694	79.45	629	27.73	0.00
5.001 - 5.500	3	1,309,949	0.18	436,650	7.713	78.51	638	17.71	0.00
5.501 - 6.000	1,818	377,627,728	50.50	207,716	7.310	81.63	623	37.75	0.00
6.001 - 6.500	1,297	308,362,837	41.24	237,751	7.807	81.27	634	10.78	0.00
6.501 - 7.000	120	24,039,458	3.21	200,329	8.112	72.95	566	28.92	0.00
7.001 - 7.500	81	13,051,557	1.75	161,130	8.377	68.11	555	28.07	0.00
7.501 - 8.000	2	921,876	0.12	460,938	7.308	78.22	735	0.00	0.00
Total:	3,432	747,817,178	100.00	217,895	7.571	80.90	624	25.83	0.00

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution By Life Minimum Rate
Life Minimum Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
5.001 - 5.500	6	1,061,147	0.14	176,858	5.460	66.77	659	60.37	0.00
5.501 - 6.000	97	24,779,735	3.31	255,461	5.865	76.87	667	34.73	0.00
6.001 - 6.500	241	69,630,580	9.31	288,924	6.328	78.00	648	31.54	0.00
6.501 - 7.000	576	153,989,351	20.59	267,343	6.814	79.21	643	29.60	0.00
7.001 - 7.500	554	130,275,067	17.42	235,154	7.294	80.41	631	27.08	0.00
7.501 - 8.000	712	154,440,110	20.65	216,910	7.779	80.88	616	24.77	0.00
8.001 - 8.500	470	87,019,438	11.64	185,148	8.288	83.09	606	21.35	0.00
8.501 - 9.000	427	75,728,671	10.13	177,351	8.752	83.93	600	20.84	0.00
9.001 - 9.500	194	31,141,077	4.16	160,521	9.254	85.45	598	16.70	0.00
9.501 - 10.000	100	13,222,187	1.77	132,222	9.709	86.99	596	18.58	0.00
10.001 - 10.500	31	3,520,860	0.47	113,576	10.222	83.67	589	9.79	0.00
10.501 - 11.000	17	2,292,050	0.31	134,826	10.714	82.54	567	7.98	0.00
11.001 - 11.500	4	543,536	0.07	135,884	11.186	60.91	525	46.70	0.00
11.501 - 12.000	3	173,370	0.02	57,790	11.717	58.56	535	0.00	0.00
Total:	3,432	747,817,178	100.00	217,895	7.571	80.90	624	25.83	0.00

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

The Mortgage Loans (All Collateral)

Distribution By Life Maximum Rate
Life Maximum Rate (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
11.501 - 12.000	1	164,864	0.02	164,864	6.000	80.00	683	100.00	0.00
12.001 - 12.500	7	1,168,832	0.16	166,976	5.524	67.99	656	64.03	0.00
12.501 - 13.000	99	24,966,031	3.34	252,182	5.877	76.94	666	35.22	0.00
13.001 - 13.500	242	69,784,728	9.33	288,367	6.332	77.99	648	31.31	0.00
13.501 - 14.000	579	154,882,917	20.71	267,501	6.821	79.25	643	29.61	0.00
14.001 - 14.500	556	130,671,018	17.47	235,020	7.299	80.45	631	27.28	0.00
14.501 - 15.000	707	153,323,155	20.50	216,864	7.780	80.84	615	24.54	0.00
15.001 - 15.500	467	86,463,492	11.56	185,147	8.288	83.05	606	21.18	0.00
15.501 - 16.000	427	75,749,249	10.13	177,399	8.755	83.95	600	20.84	0.00
16.001 - 16.500	193	31,039,238	4.15	160,825	9.254	85.49	598	16.43	0.00
16.501 - 17.000	99	13,073,839	1.75	132,059	9.708	86.96	596	18.79	0.00
17.001 - 17.500	31	3,520,860	0.47	113,576	10.222	83.67	589	9.79	0.00
17.501 - 18.000	17	2,292,050	0.31	134,826	10.714	82.54	567	7.98	0.00
18.001 - 18.500	4	543,536	0.07	135,884	11.186	60.91	525	46.70	0.00
18.501 - 19.000	3	173,370	0.02	57,790	11.717	58.56	535	0.00	0.00
Total:	3,432	747,817,178	100.00	217,895	7.571	80.90	624	25.83	0.00

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution By Zip Code
Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
92336	10	3,091,823	0.33	309,182	7.752	80.26	621	11.64	1.61
92307	10	2,802,733	0.30	280,273	6.801	79.62	659	24.44	0.00
92880	6	2,782,911	0.30	463,819	7.070	79.36	632	13.57	0.00
94804	7	2,726,828	0.29	389,547	7.116	84.11	631	0.00	0.00
95206	7	2,342,093	0.25	334,585	7.250	84.85	626	0.00	0.00
93536	10	2,325,604	0.25	232,560	7.274	80.96	625	36.03	9.48
95624	6	2,289,976	0.25	381,663	7.900	82.58	621	0.00	3.31
95122	5	2,283,902	0.24	456,780	7.227	80.58	640	0.00	0.00
91331	8	2,252,915	0.24	281,614	7.317	71.01	636	11.07	0.00
93635	7	2,197,535	0.24	313,934	7.098	85.14	653	15.32	5.27
Other	4,835	908,938,020	97.31	187,991	7.617	80.38	627	27.37	2.56
Total:	4,911	934,034,340	100.00	190,192	7.608	80.39	627	26.94	2.54

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

The Mortgage Loans (All Collateral)

Distribution by Initial Periodic Rate Caps
Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
1.000	20	3,166,007	0.42	158,300	7.751	83.74	631	54.64	0.00
1.500	3,412	744,651,171	99.58	218,245	7.570	80.89	624	25.70	0.00
Total:	3,432	747,817,178	100.00	217,895	7.571	80.90	624	25.83	0.00

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Distribution by Subsequent Periodic Rate Caps
Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg. Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)(1)	Wtd. Avg. FICO	% Full Doc Loan	% 2nd Lien
1.000	20	3,166,007	0.42	158,300	7.751	83.74	631	54.64	0.00
1.500	3,412	744,651,171	99.58	218,245	7.570	80.89	624	25.70	0.00
Total:	3,432	747,817,178	100.00	217,895	7.571	80.90	624	25.83	0.00

(1)	References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Swap Schedule
Period	Accrual Start	Accrual End	Notional Schedule ($)	Strike (%)
1	2/24/2006	3/25/2006	934,034,000	4.6720
2	3/25/2006	4/25/2006	921,464,000	4.6720
3	4/25/2006	5/25/2006	905,852,000	4.6720
4	5/25/2006	6/25/2006	887,206,000	4.6720
5	6/25/2006	7/25/2006	865,585,000	4.6720
6	7/25/2006	8/25/2006	841,054,000	4.6720
7	8/25/2006	9/25/2006	813,734,000	4.6720
8	9/25/2006	10/25/2006	783,748,000	4.6720
9	10/25/2006	11/25/2006	751,279,000	4.6720
10	11/25/2006	12/25/2006	716,524,000	4.6720
11	12/25/2006	1/25/2007	683,397,000	4.6720
12	1/25/2007	2/25/2007	651,820,000	4.6720
13	2/25/2007	3/25/2007	621,721,000	4.6720
14	3/25/2007	4/25/2007	593,030,000	4.6720
15	4/25/2007	5/25/2007	565,679,000	4.6720
16	5/25/2007	6/25/2007	539,607,000	4.6720
17	6/25/2007	7/25/2007	514,751,000	4.6720
18	7/25/2007	8/25/2007	491,056,000	4.6720
19	8/25/2007	9/25/2007	468,466,000	4.6720
20	9/25/2007	10/25/2007	446,908,000	4.6720
21	10/25/2007	11/25/2007	405,640,000	4.6720
22	11/25/2007	12/25/2007	368,617,000	4.6720
23	12/25/2007	1/25/2008	335,415,000	4.6720
24	1/25/2008	2/25/2008	305,591,000	4.6720
25	2/25/2008	3/25/2008	278,795,000	4.6720
26	3/25/2008	4/25/2008	264,082,000	4.6720
27	4/25/2008	5/25/2008	250,180,000	4.6720
28	5/25/2008	6/25/2008	237,045,000	4.6720
29	6/25/2008	7/25/2008	224,648,000	4.6720
30	7/25/2008	8/25/2008	212,930,000	4.6720
31	8/25/2008	9/25/2008	201,853,000	4.6720
32	9/25/2008	10/25/2008	191,381,000	4.6720
33	10/25/2008	11/25/2008	181,480,000	4.6720
34	11/25/2008	12/25/2008	172,117,000	4.6720
35	12/25/2008	1/25/2009	77,245,000	4.6720
36	1/25/2009	2/25/2009	74,075,000	4.6720
37	2/25/2009	3/25/2009	71,042,000	4.6720
38	3/25/2009	4/25/2009	68,140,000	4.6720
39	4/25/2009	5/25/2009	65,364,000	4.6720
40	5/25/2009	6/25/2009	62,707,000	4.6720
41	6/25/2009	7/25/2009	60,165,000	4.6720
42	7/25/2009	8/25/2009	57,731,000	4.6720
43	8/25/2009	9/25/2009	55,402,000	4.6720
44	9/25/2009	10/25/2009	53,171,000	4.8200
45	10/25/2009	11/25/2009	51,035,000	4.8200
46	11/25/2009	12/25/2009	0	N/A

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC

Asset Backed Finance
Shahid Quraishi	212-713-2728
Jay Lown	212-713-3670
Michael Leung	212-713-8661
Obi Nwokorie	212-713-3270
Glenn McIntyre	212-713-3180
Michael Boyle	212-713-4129
Verdi Contente	212-713-2713
Anthony Beshara	212-713-2804
Brian Kramer	212-713-1040
Elizabeth Szondy	212-713-6263

ABS Trading & Syndicate
Jack McCleary	212-713-4330
Richard Onkey	212-713-4330
Stuart Lippman	212-713-2946
Joe Ruttle	212-713-2252
Dave Stauber	212-713-4330

Rating Agency Contacts

Standard & Poor’s
Danielle Stumberger	212-438-3514

Moody’s
Gulmira Karaguishiyeva	201-395-6354

Fitch
Ben Katzburg	212-908-0261

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the base prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the base prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

Dated: January 25, 2006

Term Sheet Supplement

$907,410,000 (Approximate)

MASTR Asset Backed Securities Trust 2006-NC1

(Issuing Entity)

Mortgage Asset Securitization Transactions, Inc.

(Depositor)

UBS Real Estate Securities Inc.

(Sponsor)

Wells Fargo Bank, N.A.

(Master Servicer, Servicer and Trust Administrator)

Mortgage Pass Through Certificates, Series 2006-NC1

UBS Investment Bank

For use with base prospectus dated June 2, 2005

TABLE OF CONTENTS

RISK FACTORS

FORWARD LOOKING STATEMENTS

DEFINED TERMS

THE MORTGAGE LOANS

UNDERWRITING STANDARDS

THE MASTER SERVICER AND TRUST ADMINISTRATOR

THE SERVICER

THE POOLING AND SERVICING AGREEMENT

FEDERAL INCOME TAX CONSEQUENCES

ERISA CONSIDERATIONS

LEGAL INVESTMENT

GLOSSARY OF TERMS

ANNEX I - INITIAL MORTGAGE LOAN STATISTICAL INFORMATION

RISK FACTORS

Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the certificates speculative or risky. In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the loans. Therefore, you should carefully consider the risk factors relating to the loans.

Unpredictability of Prepayments and Effect on Yields

Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

•	If you purchase your certificates at a discount and principal is repaid slower than you assume, then your yield may be lower than you anticipate.
•	If you purchase your certificates at a premium and principal is repaid faster than you assume, then your yield may be lower than you anticipate.
•

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the mortgage rates on the mortgage loans. In addition, if prevailing interest rates decline, adjustable-rate mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate and adjustable-rate mortgage loans may decrease. Furthermore, adjustable-rate mortgage loans may prepay at different rates and in response to different factors than fixed-rate mortgage loans; the inclusion of both types of mortgage loans in the mortgage pool may increase the difficulty in analyzing possible prepayment rates.

•

Approximately 74.04% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one year to three years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

•

NC Capital Corporation, an affiliate of the originator may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the Class A Certificates and Mezzanine Certificates as a prepayment of the mortgage loans.

•

The party designated in the pooling and servicing agreement may purchase all of the mortgage loans and any REO properties and retire the certificates when the aggregate principal balance of the mortgage loans and any REO properties is equal to or less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

•	If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.
•

As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization and amounts received under the Interest Rate Swap Agreement as described herein, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the Class A Certificates and the Mezzanine Certificates and will influence the yield on such certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on such certificates.

•

The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the Class A Certificates and the Mezzanine Certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level.

Terrorist Attacks and Military Action Could Adversely Affect the Yield on the Offered Certificates

The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans. In accordance with the servicing standard set forth in the pooling and servicing agreement, the servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by past and possible future events.

In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by the application of the Servicemembers Civil Relief Act (the “Relief Act”). See “Certain Legal Aspects of Mortgage Loans—Servicemembers Civil Relief Act” in the base prospectus. Certain shortfalls in interest collection arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the servicer, the master servicer, any subservicer or any bond guaranty insurance policy.

Interest Only Mortgage Loans

Approximately 26.68% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) of the mortgage loans require the related borrowers to make monthly payments only of accrued interest for the first 24, 36 or 60 months following origination. After such interest-only period, each such borrower’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully prior to its final payment date. If the monthly payment increases, a related borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments may be made or advanced on such mortgage loans for 24, 36 or 60 months following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such mortgage loans. This slower rate of principal distributions may reduce the return on an investment in the offered certificates that are purchased at a discount.

Second Lien Loan Risk

Approximately 2.54% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such mortgage loans. The rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Silent Second Lien Risk

Approximately 25.73% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are subject to a second lien mortgage loan which may or may not be included in the trust. The weighted average loan-to-value ratio of such mortgage loans at origination is approximately 80.25% and the weighted average combined loan-to-value ratio of such mortgage loans at origination (including the second lien) is approximately 99.42%. With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a silent second lien since mortgagors have less equity in the mortgaged property. In addition, a default may be declared on the second lien loan, even though the first lien is current, which would constitute a default on the first lien loan. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

Balloon Loan Risk

Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, the servicer will make limited advances as described in the servicing agreement. Approximately 6.13% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) are balloon loans.

Credit Scores May Not Accurately Predict the Performance of the Mortgage Loans

Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default over a two-year time period. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Potential Inadequacy of Credit Enhancement for the Class A Certificates and Mezzanine Certificates

The credit enhancement features of the transaction are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Mezzanine Certificates, will receive regular distributions of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to make distributions on your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer, the master servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered. If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the loans to a level that is significantly higher than those experienced currently. This in turn will reduce the yield on your certificates, particularly if the credit enhancement in the transaction, is not enough to protect your certificates from these losses.

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization

The weighted average of the mortgage rates on the mortgage loans (net of certain fees and expenses, including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment, other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) is expected to be higher than the pass-through rates on the Class A Certificates and Mezzanine Certificates. The mortgage loans are expected to generate more interest than is needed to distribute interest owed on the Class A Certificates and Mezzanine Certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

•

Every time a mortgage loan is prepaid in full, liquidated or written off, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•

If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Class A Certificates and Mezzanine Certificates.

•

The fixed-rate mortgage loans have mortgage rates that are fixed and will not adjust based on any index and the adjustable-rate mortgage loans have mortgage rates that adjust based on an index that is different from the index used to determine the pass-through rates on the Class A Certificates and Mezzanine Certificates. In addition, (i) the first adjustment of the rates for approximately 67.02% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date) will not occur until two years after the date of origination and (ii) the first adjustment of the rates for approximately 13.05% of the adjustable-rate mortgage loans (by aggregate principal balance of the adjustable-rate mortgage loans as of the cut-off date) will not occur until three years after the date of origination. As a result, the pass-through rate on the Class A Certificates and Mezzanine Certificates may increase relative to the mortgage rates on the mortgage loans, or may remain constant as the mortgage rates on the adjustable-rate mortgage loans decline. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the Class A Certificates and Mezzanine Certificates.

•

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

Effect of Mortgage Rates on the Certificates

The Class A Certificates and Mezzanine Certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to a limit. The limit on the pass-through rates for the Class A Certificates and the Mezzanine Certificates is based on the weighted average of the mortgage rates on the mortgage loans, net of certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Termination Trigger Event).

The adjustable-rate mortgage loans have mortgage rates that adjust based on six-month LIBOR. The adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and will have the first adjustment to their mortgage rates generally two years or three years after the origination thereof. The fixed-rate mortgage loans have mortgage rates that will not adjust. As a result of the limit on the pass-through rates on the Class A Certificates and the Mezzanine Certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margin.

A variety of factors could limit the pass-through rates on the Class A Certificates and the Mezzanine Certificates. Some of these factors are described below:

•

The pass-through rates for the Class A Certificates and the Mezzanine Certificates adjust monthly while the mortgage rates on the adjustable-rate mortgage loans adjust less frequently and the mortgage rates on the fixed-rate mortgage loans do not adjust. Furthermore, the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates generally two years or three years following their origination. Consequently, the limit on the pass-through rates on the Class A Certificates and the Mezzanine Certificates may prevent any increases in the pass-through rates on such certificates for extended periods in a rising interest rate environment.

•

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the pass-through rates on the Class A Certificates and the Mezzanine Certificates are more likely to be limited.

•

The index used to determine the mortgage rates on the adjustable-rate mortgage loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on the adjustable-rate mortgage loans may decline while the pass-through rates on the Class A Certificates and Mezzanine Certificates are stable or rising. It is also possible that the mortgage rates on the adjustable-rate mortgage loans and the pass-through rates on the Class A Certificates and Mezzanine Certificates may both decline or increase during the same period, but that the pass-through rates on the Class A Certificates and Mezzanine Certificates may decline more slowly or increase more rapidly.

If the pass-through rates on the Class A Certificates or the Mezzanine Certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of these certificates on such distribution date or future distribution dates to the extent that on such distribution date or future distribution dates there is sufficient available funds remaining after certain other distributions on the Class A Certificates and the Mezzanine Certificates and the payment of certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Termination Trigger Event).

Amounts distributed on the Class A Certificates and Mezzanine Certificates in respect of such shortfalls may be supplemented by the Interest Rate Swap Agreement (to the extent that the floating payment by the Swap Provider exceeds the fixed payment by the trust on any distribution date and such amount is available in the priority described in the term sheet). However, the amount received from the Swap Provider under the Interest Rate Swap Agreement may be insufficient to pay the holders of the applicable certificates the full amount of interest which they would have received absent the limitations of the rate cap.

Risks Associated with the Mezzanine Certificates

The weighted average lives of, and the yields to maturity on, the Mezzanine Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption.

The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date and any Net Swap Payment received under the Interest Rate Swap Agreement, will reduce the certificate principal balance of the class of Mezzanine Certificate then outstanding with the highest numerical class designation. As a result of such reductions, less interest will accrue on such class of Mezzanine Certificates than would otherwise be the case. Once a realized loss is allocated to a Mezzanine Certificate, no principal or interest will be distributable with respect to such written down amount (except in the case of subsequent recoveries). However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of the Mezzanine Certificates according to the priorities set forth in the term sheet.

Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least March 2009 or during any period in which delinquencies or realized losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loans.

In addition, the multiple class structure of the Mezzanine Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in the term sheet, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, the Class CE Certificates, Net Swap Payments received under the Interest Rate Swap Agreement or a class of Mezzanine Certificates with a higher numerical class designation. Furthermore, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Prepayment Interest Shortfalls and Relief Act Shortfalls

When a mortgage loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next distribution date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments, but only up to the amount of the servicer’s servicing fee for the related calendar month. In addition, certain shortfalls in interest collections arising from the application of the Relief Act will not be covered by the servicer or the master servicer.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by the servicer will be allocated, first, to the interest distribution amount with respect to the Class CE Certificates, and thereafter, to the monthly interest distributable amounts with respect to the Class A Certificates and Mezzanine Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the Class A Certificates and Mezzanine Certificates will not be entitled to reimbursement for any such interest shortfalls. If these shortfalls are allocated to the Class A Certificates and Mezzanine Certificates, the amount of interest distributed to those certificates will be reduced, adversely affecting the yield on your investment.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Principal Balance of Mortgage Loans

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds distributable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of Loss

Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80.00% or below. Approximately 42.63% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) had loan-to-value ratios (or combined loan-to-value ratios with respect to second lien mortgage loans) in excess of 80.00%, but no more than 100.00% at origination. Additionally, the originator’s determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties.

Geographic Concentration

The charts presented in the term sheet list the states with the highest concentrations of mortgage loans. Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

•	Economic conditions in states with high concentrations of mortgage loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.
•

Declines in the residential real estate markets in the states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in loan-to-value ratios.

•

Any increase in the market value of properties located in the states with high concentrations of mortgage loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Hurricanes May Pose Special Risks

During the late summer of 2005, Hurricane Katrina and Hurricane Rita caused catastrophic damage to areas in the Gulf Coast region of the United States. NC Capital Corporation will represent and warrant as of the closing date that each mortgaged property is free of material damage and in good repair. In the event of a breach of that representation and warranty that materially and adversely affects the value of such Mortgage Loan, NC Capital Corporation will be obligated to repurchase or substitute for the related mortgage loan. Any such repurchase would have the effect of increasing the rate of principal distributions on the Class A Certificates and Mezzanine Certificates. Any damage to a mortgaged property that secures a mortgage loan in the trust fund occurring as a result of any other casualty event occurring after the closing date (including, but not limited to, other hurricanes) will not cause a breach of this representation and warranty.

The full economic impact of Hurricane Katrina and Hurricane Rita is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. We have no way to determine the particular nature of such economic effects, how long any of these effects may last, or how these effects may impact the performance of the mortgage loans. Any impact of these events on the performance of the mortgage loans may increase the amount of losses borne by the holders of the Class A Certificates or Mezzanine Certificates or impact the weighted average lives of such certificates.

Bankruptcy of Borrowers May Adversely Affect Distributions on Certificates

The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the mortgaged properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted mortgage loans. As a consequence, borrowers who have defaulted on their mortgage loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their mortgage loans. As a result, these mortgage loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;
•

the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to each borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans.

NC Capital Corporation will represent that as of the closing date, each mortgage loan is in compliance with applicable federal, state and local laws and regulations. In the event of a breach of such representation, NC Capital Corporation will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described under “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” in this term sheet supplement.

High Cost Loans

None of the mortgage loans are “High Cost Loans” within the meaning of the Homeownership Act or any state or local law, ordinance or regulation similar to the Homeownership Act. See “Certain Legal Aspects of Residential Loans—Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders” in the base prospectus.

In addition to the Homeownership Act, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The originator’s failure to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case NC Capital Corporation will be required to purchase such mortgage loan from the trust.

See “Certain Legal Aspects of Residential Loans—Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders” in the base prospectus.

The Certificates Are Obligations of the Trust Only

The Class A Certificates and the Mezzanine Certificates will not represent an interest in or obligation of the depositor, the originator, the sponsor, the servicer, the master servicer, the trust administrator, the trustee or any of their respective affiliates. None of the Class A Certificates, the Mezzanine Certificates or the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the originator, the sponsor, the servicer, the master servicer, the trust administrator, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust and proceeds from the Net WAC Rate Carryover Reserve Account will be the sole source of distributions on the Class A Certificates and the Mezzanine Certificates, and there will be no recourse to the depositor, the originator, the sponsor, the servicer, the master servicer, the trust administrator, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided to the Class A Certificates and the Mezzanine Certificates.

The Interest Rate Swap Agreement and the Swap Provider

Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be applied as described in the term sheet to pay interest shortfalls and basis risk shortfalls, maintain the required level of overcollateralization and cover losses. However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a distribution date exceeds the fixed amount owed to the Swap Provider on such distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) generally exceeds 4.672%. No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain the required level of overcollateralization or to cover interest shortfalls, basis risk shortfalls and losses on the mortgage loans. Any net payment payable to the Swap

Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Class A Certificates and Mezzanine Certificates. In addition, any Swap Termination Payment payable to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) in the event of early termination of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders.

Upon early termination of the Interest Rate Swap Agreement, the trust or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the trust is required to make a Swap Termination Payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to certificateholders. This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the trust before such effects are borne by the Class A Certificates and one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment.

To the extent that distributions on the Class A Certificates and Mezzanine Certificates depend in part on payments to be received by the trust under the Interest Rate Swap Agreement, the ability of the trust administrator to make such distributions on such certificates will be subject to the credit risk of the Swap Provider to the Interest Rate Swap Agreement.

Lack of Liquidity

The underwriter intends to make a secondary market in the offered certificates, but has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Rights of Beneficial Owners May Be Limited by Book Entry System

Ownership of the offered certificates will be registered electronically with the Depository Trust Company. The lack of physical certificates could:

•	result in distribution delays on the offered certificates because the trust administrator will be sending distributions on the certificates to the Depository Trust Company instead of directly to you;
•	make it difficult to pledge the offered certificates if physical certificates are required by the party demanding the pledge; and
•	hinder the ability to resell the offered certificates because some investors may be unwilling to buy certificates that are not in physical form.

Rights of the NIMS Insurer

Pursuant to the terms of the pooling and servicing agreement, unless there exists a NIMS Insurer Default, such NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the Class A Certificates and Mezzanine Certificates, without the consent of such holders, and the holders of the Class A Certificates and Mezzanine Certificates may exercise such rights only with the prior written consent of such NIMS Insurer: (i) the right to provide notices of servicer defaults or master servicer defaults and the right to direct the termination of the rights and obligations of the servicer or the master servicer under the pooling and servicing agreement in the event of a default by the servicer or the master servicer; (ii) the right to remove the trustee or the trust administrator or any co-trustee or custodian pursuant to the pooling and servicing agreement; and (iii) the right to direct the trust administrator to make investigations and take actions pursuant to the pooling and servicing agreement. In addition, unless a NIMS Insurer Default exists, such NIMS Insurer’s consent will be required prior to, among other things, (i) the removal or replacement of the servicer, the master servicer, any successor servicer or successor master servicer, the trust administrator or the trustee, (ii) the appointment or termination of any subservicer or co-trustee or (iii) any amendment to the pooling and servicing agreement.

Investors in the offered certificates should note that:

•	any insurance policy issued by the NIMS Insurer, if any, will not cover, and will not benefit in any manner whatsoever, the offered certificates;
•	the rights to be granted to the NIMS Insurer, if any, are extensive;
•

the interests of the NIMS Insurer, if any, may be inconsistent with, and adverse to the interests of the holders of the offered certificates and the NIMS Insurer, if any, has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of such NIMS Insurer’s rights;

•

such NIMS Insurer’s exercise of the rights and consents set forth above may negatively affect the offered certificates and the existence of such NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the offered certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings; and

•	there may be more than one series of notes insured by the NIMS Insurer and the NIMS Insurer will have the rights set forth herein so long as any such series of notes remain outstanding.

Nature of the Mortgage Loans

The mortgage loans in the trust were originated in accordance with the originator’s underwriting guidelines described herein without regard to whether such mortgage loans would be acceptable for purchase by Fannie Mae or Freddie Mac. As a result, delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that are originated in a more traditional manner. As a result of the use of such underwriting standards, in the event the mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

Reduction or Withdrawal of Ratings

Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Suitability of the Offered Certificates as Investments

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly distributions or distribution on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

FORWARD LOOKING STATEMENTS

We use certain forward looking statements herein. These forward looking statements are found in the material, including each of the tables, set forth under “Risk Factors”. Forward looking statements are also found elsewhere herein and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date hereof. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

(1)	economic conditions and industry competition;
(2)	political and/or social conditions; and
(3)	the law and government regulatory initiatives.

We will not update or revise any forward looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

DEFINED TERMS

We define and use capitalized terms herein to assist you in understanding the terms of the offered certificates and this offering. We define the capitalized terms we use herein under the caption “Glossary of Terms” herein.

THE MORTGAGE LOANS

All of the Mortgage Loans will be secured by first or second mortgages or deeds of trust or other similar security instruments which create first or second liens on one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units.

The Mortgage Loans will generally consist of mortgages to subprime borrowers. A description of the underwriting standards used by the originator to originate the Mortgage Loans are set forth under “Underwriting Standards” below.

The Mortgage Loans are subject to the “due-on-sale” provisions included therein which provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.

STATIC POOL INFORMATION

The depositor will make available any material static pool information as required under the SEC’s rules and regulations on a website on the world wide web. The static pool information material to this offering of certificates is located at http://www.ubs.com/regulationab.

The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

UNDERWRITING STANDARDS

The mortgage loans were originated or acquired by the originator in accordance with the underwriting guidelines established by it. The following is a general summary of the underwriting guidelines believed by the depositor to have been generally applied, with some variation, by the originator. This summary does not purport to be a complete description of the underwriting standards of the originator.

The underwriting guidelines are primarily intended to assess the borrower ‘s ability to repay the mortgage loan, to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. All of the mortgage loans in the mortgage pool were also underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market. While the originator’s primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers, among other things, a mortgagor’s credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The mortgage loans, in most cases, bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. As a result of the originator’s underwriting criteria, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure and loss experience on the mortgage loans than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. In addition, there can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review.

The mortgage loans will have been originated in accordance with the underwriting guidelines. On a case by case basis, exceptions to the underwriting guidelines are made where compensating factors exist. It is expected that a substantial portion of the mortgage loans in the mortgage pool that were originated by the originator will represent these exceptions.

Each applicant completes an application which includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. The underwriting guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are on forms acceptable to Fannie Mae and Freddie Mac. The underwriting guidelines require a review of the appraisal by a qualified employee of the originator or by an appraiser retained by the originator. If the appraised value of a mortgaged property as determined by a review is more than 7% but less than 25% lower than the value as determined by the appraisal, then the originator uses the value as determined by the review in computing the loan-to-value ratio of the related mortgage loan. If the appraised value of a mortgaged property as determined by a review is 25% or more lower than the value as determined by the appraisal, then the originator obtains a new appraisal from a different appraiser and repeats the review process.

The mortgage loans were originated consistent with and generally conform to the underwriting guidelines’ full documentation, limited documentation and stated income documentation residential loan programs. Under each of the programs, the originator reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant’s ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a qualifying rate has been created under the underwriting guidelines that generally is equal to the interest rate on that loan. The underwriting guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires the originator’s underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $500,000 (additional requirements may be imposed in connection with loans in excess of $500,000). The underwriting guidelines generally permit loans on one to four family residential properties to have a loan-to-value ratio at origination of up to 95% with respect to first liens loans. The maximum loan-to-value ratio depends on, among other things, the purpose of the mortgage loan, a borrower’s credit history, home ownership history, mortgage payment history or rental payment history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a “lease option purchase,” the loan-to-value ratio of the related mortgage loan is based on the lower of the appraised value at the time of origination of the mortgage loan or the sale price of the related mortgaged property if the “lease option purchase price” was set less than 12 months prior to origination and is based on the appraised value at the time of origination if the “lease option purchase price ” was set 12 months or more prior to origination.

The underwriting guidelines require that the income of each applicant for a mortgage loan under the full and limited documentation programs be verified. The specific income documentation required for the originator’s various programs is as follows: under the full documentation program, applicants usually are required to submit one written form of verification from the employer of stable income for at least 12 months for salaried employees and 24 months for self-employed applicants or for any special program applicant with a credit score of less than 580; under the limited documentation program, applicants usually are required to submit verification of stable income for at least 6 months, such as 6 consecutive months of complete personal checking account bank statements. Under the stated income program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the applicant’s employment. Verification of the source of funds, if any, required to be deposited by the applicant into escrow in the case of a purchase money loan is required.

In evaluating the credit quality of borrowers, the originator utilizes credit bureau risk scores, or a credit score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories: Equifax, TransUnion and Experian.

The underwriting guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

“AA” Risk. Under the “AA” risk category, the applicant must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount. Two or more tradelines (one of which with 24 months history and no late payments), are required for loan-to-value ratios above 90%. The borrower must have no late mortgage payments within the last 12 months on an existing mortgage loan. No bankruptcy may have occurred during the preceding two years for borrowers with a credit score of less than 620; provided, however, that a Chapter 7 bankruptcy for a borrower with a credit score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the mortgage loan. A maximum loan-to-value ratio of 90% is permitted with respect to borrowers with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to the mortgage loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower’s mortgage loan (any such mortgage loan may not exceed a 90% loan-to-value ratio); provided that such borrower has a credit score of at least 550 (or 580 with respect to stated income documentation programs). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosures) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95%, is permitted for a mortgage loan on a single family owner occupied or two unit property. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on a non-owner occupied property, an owner occupied high-rise condominium or a three to four family residential property. The maximum loan-to-value ratio for rural, remote or unique properties is 85%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

“A+” Risk. Under the “A+” risk category, the applicant must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount. Two or more tradelines (one of which with 24 months history and no late payments), are required for loan-to-value ratios above 90%. A maximum of one 30 day late payment within the last

12 months is acceptable on an existing mortgage loan. No bankruptcy may have occurred during the preceding two years for borrowers with credit scores of less than 640; provided, however, that a Chapter 7 bankruptcy for a borrower with a credit score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 90% is permitted with respect to borrowers with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower’s loan (any such loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a credit score of at least 550 (or 580 with respect to stated income documentation programs). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosures) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% (or 90% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a single family owner occupied or two unit property. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on a non owner occupied property, an owner occupied high-rise condominium or a three to four family residential property. The maximum loan-to-value ratio for rural, remote or unique properties is 85%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

“A-” Risk. Under the “A-” risk category, an applicant must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount. A maximum of three 30 day late payment and no 60 day late payments within the last 12 months is acceptable on an existing mortgage loan. No bankruptcy may have occurred during the preceding two years for borrowers with credit scores of less than 660; provided, however, that a Chapter 7 bankruptcy for a borrower with a credit score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the mortgage loan. A maximum loan-to-value ratio of 90% is permitted with respect to borrowers with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to mortgage loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower’s mortgage loan (any such mortgage loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a credit score of at least 550 (or 580 with respect to stated income documentation programs). The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% (or 80% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a single family owner occupied or two unit property. A maximum loan-to-value ratio of 85% (or 75% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a non-owner occupied property. A maximum loan-to-value ratio of 85% (or 75% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on an owner occupied high-rise condominium or a three to four family residential property. The maximum loan-to-value ratio for rural, remote, or unique properties is 80%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for a refinance loan and 100%, for a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

“B” Risk. Under the “B” risk category, an applicant must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount. Unlimited 30 day late payments and a maximum of one 60 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. No bankruptcy filings within the past 18 months or notice of default filings within the last 18 months by the applicant may have occurred; provided, however, that Chapter 7 bankruptcy for a borrower with a credit score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy has been discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 85% is permitted with respect to borrowers with a Chapter 7 bankruptcy, which Chapter 7 bankruptcy was discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the loan proceeds (such loans may not exceed a 85% loan-to-value ratio), provided that such borrower has a credit score of at least 550 (or 580 with respect to stated income documentation programs). The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 85% (or 75% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on an owner occupied detached property originated under the full documentation program. A maximum loan-to-value ratio of 80% is permitted for a mortgage loan on a non-owner occupied property, an owner occupied high-rise condominium or a three to four family residential property (70% for a mortgage loan on a non owner occupied property and 70% for a mortgage loan on an owner occupied high-rise condominium or a three to four family residential property originated under the stated income documentation program). The maximum loan-to-value ratio for rural, remote or unique properties is 75%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 50%, unless the loan-to-value ratio is reduced.

“C” Risk. Under the “C” risk category, an applicant must have a credit score of 500, or greater, based on loan-to-value ratio and loan amount. Unlimited 30 day and 60 day late payments and a maximum of one 90 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 120 days late at the time of funding of the loan. All bankruptcies must be discharged at least one day prior to funding of the mortgage loan; provided, however, that Chapter 13 bankruptcies may be discharged with loan proceeds. The mortgaged property must be in average condition. In most cases, a maximum loan-to-value ratio of 80% for a mortgage loan on a single family, owner occupied or two unit property for a full documentation program (70% for mortgage loans originated under the stated income documentation program), is permitted. A maximum loan-to-value ratio of 75% is permitted for a mortgage loan on a non-owner occupied property, an owner occupied high-rise condominium or a three to four family residential property (65% for a mortgage loan on a non owner occupied property, an owner occupied high-rise condominium or a three to four family residential property originated under the stated income documentation program). The maximum loan-to-value ratio for rural, remote or unique properties is 65%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 85% for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

“C-” Risk. Under the “C-” risk category, an applicant must have a credit score of 500, or greater. A maximum of two 90 day late payments or one 120 day late payment is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 150 days late at the time of funding of the loan. There may be no current notice of default and all bankruptcies must be discharged at least one day prior to funding of the mortgage loan; provided, however, that Chapter 13 bankruptcies may be discharged with loan proceeds. A maximum loan-to-value ratio of 70% (55% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a single family owner occupied or two unit property. A maximum loan-to-value ratio of 65% is permitted for a mortgage loan on a non-owner occupied property, an owner occupied high-rise condominium or a three to four family residential property (50% for a mortgage loan on a non owner occupied property, an owner occupied high-rise condominium or a three to four family residential property originated under the stated income documentation program). Rural, remote or unique properties are not allowed. The maximum combined loan-to-value ratio, including any related subordinate lien, is 80% for a refinance loan and 80% for a purchase money loan. The maximum debt service-to-income ratio is usually 55%.

Special Programs. The originator originates loans which it calls “special programs” to enable borrowers with higher credit scores and good mortgage histories, the ability to obtain larger loan amounts or higher loan-to-value ratios. Special programs extend loan-to-value ratios to a maximum of 100%, and combined 80/20 (first/second) loan combinations to 100% combined loan-to-value ratio and loan amounts to $1,000,000 with higher minimum credit scores and paid-as-agreed minimum tradeline requirements. No bankruptcy filing may have occurred during the preceding two years for borrowers with credit scores less than 580 under the full income documentation program, 600 under the limited documentation program, or 620 under the stated income documentation program (Chapter 13 bankruptcies may not be paid off with loan proceeds). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosures) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50%.

Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case by case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio; pride of ownership; a maximum of one 30 day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of four or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant’s monthly aggregate mortgage payment by 25% or more. Accordingly, a mortgagor may qualify in a more favorable risk category than, in the absence of compensating factors, would satisfy only the criteria of a less favorable risk category. It is expected that a substantial portion of the mortgage loans will represent these kinds of exceptions.

THE MASTER SERVICER AND TRUST ADMINISTRATOR

The information set forth in the following paragraphs has been provided by the master servicer.

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as master servicer and trust administrator under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank will act as master servicer pursuant to the Pooling and Servicing Agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicer under the terms of the Pooling and Servicing Agreement. In particular, the master servicer will independently calculate monthly loan balances based on servicer data, compare the results of such calculation to servicer loan-level reports and reconcile any discrepancies with the servicer. The master servicer will also review the servicing of defaulted mortgage loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of the Pooling and Servicing Agreement, the master servicer may be required to enforce certain remedies on behalf of the trust and at the direction of the trustee against the servicer. In particular, upon the failure of the servicer to make a required Advance on a Mortgage Loan, the master servicer will be required to terminate the servicer and, subject to the rights of a servicing rights pledgee, to make such Advance to the extent that the master servicer determines such Advance is recoverable from subsequent payments or recoveries on the related Mortgage Loan. As of November 30, 2005, Wells Fargo Bank was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for trust administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As trust administrator, Wells Fargo Bank is responsible for the preparation of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

Under the Pooling and Servicing Agreement, the trust administrator’s material duties will be (i) to authenticate and deliver the certificates; (ii) to maintain a certificate registrar; (iii) to calculate and make the required distributions to certificateholders on each Distribution Date; (iv) to prepare and make available to certificateholders the monthly distribution reports and any other reports required to be delivered by the trust administrator; (v) send a notice to holders of a class of certificates when the remaining Certificate Principal Balance of such class of certificates is to be paid on a specified Distribution Date; (vi) to perform certain tax administration services for the trust and (vii) to communicate with investors and rating agencies with respect to the certificates. In performing the obligations set forth in clauses (iii) and (iv) above, the trust administrator will be able to rely on the monthly loan information provided to it by the servicer, and will perform all obligations set forth above solely to the extent described in the Pooling and Servicing Agreement.

Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the depositor or an affiliate of the depositor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the depositor or an affiliate of the depositor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

For a description of the limitations on the liability of the master servicer, see “Description of the Securities—Certain Matters Regarding the Master Servicer, the Depositor and the Trustee” in the base prospectus.

THE SERVICER

Servicing Experience and Procedures of Wells Fargo Bank

Servicing Experience. Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974 and has been servicing subprime residential mortgage loans since 1996. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes Fixed Rate First Lien Subprime Loans, Adjustable Rate First Lien Subprime Loans and Second Lien Subprime Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $745.5 billion as of the end of 2004. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Subprime Loans and Second Lien Subprime Loans:

	As of		As of		As of
	December 31, 2002		December 31, 2003		December 31, 2004
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
First Lien Subprime Loans	46,437	$5,951,628,366	91,490	$12,527,192,204	136,813	$19,729,895,239
Second Lien Subprime Loans	*	*	*	*	*	*

_____________________

* Wells Fargo Bank does not have a material servicing portfolio of Second Lien Subprime Loans for the periods indicated.

Servicing Procedures. Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank’s automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the mortgage loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the mortgage loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (ii) to the extent not inconsistent with the coverage of such mortgage loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo Bank’s collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure mortgaged property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank’s Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank’s automated servicing system. If timely payment is not received, Wells Fargo Bank’s automated loan servicing system automatically places the mortgage loan in the assigned collection queue and collection procedures are generally initiated on the 5th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank’s automated loan servicing system automatically removes the mortgage loan from that collection queue.

When a mortgage loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors’ efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent mortgage loan generally will be guided by a number of factors, including the related borrower’s payment history, ability and willingness to pay, the condition and occupancy of the mortgaged property, the amount of borrower equity in the mortgaged property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker’s price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers’ fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis. In the case of second lien loans for which Wells Fargo Bank does not also service the related first lien loans for the same lienholder, Wells Fargo Bank performs a net present value analysis to determine whether to refer the second lien loan to foreclosure or to charge it off.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank’s loan servicing software also tracks and maintains tax and homeowners’ insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower’s expense.

THE POOLING AND SERVICING AGREEMENT

General

The certificates will be issued pursuant to the Pooling and Servicing Agreement. The trust created under the Pooling and Servicing Agreement will consist of (i) all of the depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the trustee and the trust administrator under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement, (v) the rights of the depositor under the Mortgage Loan Purchase Agreement, (vi) the Net WAC Rate Carryover Reserve Account and (vii) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider and deposited into the Swap Account.

The NIMS Insurer, if any, will be a third party beneficiary of the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement. In addition, the NIMS Insurer, if any, will have several rights under the Pooling and Servicing Agreement including, but not limited to, the rights set forth under “Risk Factors—Rights of the NIMS Insurer” in this term sheet supplement.

Assignment of the Mortgage Loans

On the closing date, the depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, Mortgage, assignment of mortgage in recordable form in blank or to the trustee and other related documents, including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The trust administrator, concurrently with such transfer, will deliver the certificates to the depositor. Each Mortgage Loan transferred to the trust will be identified on a mortgage loan schedule delivered to the trust administrator pursuant to the Pooling and Servicing Agreement. The mortgage loan schedule will include information such as the Cut-off Date Principal Balance of each Mortgage Loan, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or a custodian, as the trustee’s agent for such purpose) the mortgage notes endorsed in blank or to the trustee on behalf of the certificateholders and the other related documents. In lieu of delivery of original Mortgages or mortgage notes, if such original is not available or lost, the depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the originator. The assignments of mortgage will not be recorded by or on behalf of the depositor in the appropriate offices for real property records; provided, however, upon the occurrence of certain events set forth in the Pooling and Servicing Agreement, each such assignment of mortgage will be recorded as set forth in the Pooling and Servicing Agreement.

Within 45 days of the closing date, the trustee, or a custodian on its behalf, will review the Mortgage Loans and the other related documents pursuant to the Pooling and Servicing Agreement and if any Mortgage Loan or other related document is found not to conform to the review criteria set forth in the Pooling and Servicing Agreement in any material respect and such defect is not cured within 90 days following notification thereof to the seller and NC Capital Corporation, by the trustee, or a custodian on its behalf, NC Capital Corporation will be obligated to either (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan; however, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs created thereunder as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at the Purchase Price. The Purchase Price will be required to be remitted to the trust administrator for deposit in the Distribution Account on or prior to the next succeeding Remittance Date after such obligation arises. The obligation of NC Capital Corporation to repurchase or substitute for a Deleted Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and other related documents available to the trustee or the certificateholders.

In connection with the substitution of a Qualified Substitute Mortgage Loan, NC Capital Corporation will be required to remit to the servicer for deposit in the collection account on or prior to the next succeeding Determination Date after such obligation arises the Substitution Adjustment Amount.

NC Capital Corporation will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the trustee with respect to each Mortgage Loan. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and other related documents, NC Capital Corporation will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, NC Capital Corporation will be obligated to (i) substitute for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) repurchase such Deleted Mortgage Loan from the trust. The same procedure and limitations that are set forth above for the substitution or repurchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the certificateholders.

Pursuant to the Pooling and Servicing Agreement, the servicer will service and administer the Mortgage Loans as more fully set forth therein.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

The servicer will establish and maintain a collection account for the benefit of the certificateholders. Upon receipt by the servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the servicer will deposit such amounts in the collection account for remittance to the trust administrator on the Remittance Date. Amounts on deposit in the collection account may be invested in permitted investments maturing on or before the business day prior to the related Remittance Date. The trust administrator will establish an account (the “Distribution Account”) into which will be deposited amounts remitted from the servicer for distribution to Certificateholders on a Distribution Date and payment of certain fees and expenses of the trust. Amounts on deposit in the Distribution Account may be invested in permitted investments maturing on or before the business day prior to the related Distribution Date unless such permitted investments are invested in investments managed or advised by the trust administrator or an affiliate thereof, in which case such permitted investments may mature on the related Distribution Date.

Advances

Subject to the following limitations, the servicer will be obligated to advance or cause to be advanced to the master servicer on or before each Remittance Date from (i) its own funds, (ii) funds in the collection account that are not included in the Available Funds for such Distribution Date or (iii) a combination of (i) and (ii), all Advances for such Distribution Date.

Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds on the related Mortgage Loan as to which such Advances were made. The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act. Subject to the recoverability standard above, the servicer’s obligation to make Advances as to any Mortgage Loan will continue through the last scheduled payment due prior to the payment in full or until the recovery of all liquidation proceeds and other payments or recoveries (including insurance proceeds and condemnation proceeds) with respect to the Mortgage Loan. Failure by the servicer to remit any required Advance, which failure goes unremedied for the number of days specified in the Pooling and Servicing Agreement, would constitute an event of default under the Pooling and Servicing Agreement. Such event of default will then obligate the master servicer, as successor servicer (subject to a determination of recoverability) to advance such amounts to the extent provided in the Pooling and Servicing Agreement.

All Advances will be reimbursable to the servicer or the master servicer, as applicable, from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made unless such amounts are deemed to be nonrecoverable by the servicer or the master servicer, as applicable, from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the servicer or the master servicer, as applicable, from general funds in the collection account or the distribution account. The master servicer may reimburse the servicer or recover from amounts in the distribution account the amount of any Advance that remains unreimbursed to the servicer or the master servicer, as applicable, from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the trust administrator for distribution on the certificates.

In the course of performing its servicing obligations, the servicer (or if the servicer fails in such obligation, the master servicer, as successor servicer) will also make Servicing Advances. The servicer’s or the master servicer’s right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the servicer or the master servicer, as applicable, from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the servicer or the master servicer, as applicable, from general funds in the collection account or the distribution account with regard to the master servicer and the collection account with regard to the servicer.

Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the servicer in respect of its servicing activities will be the Servicing Fee which will accrue at the Servicing Fee Rate on the Principal Balance of each Mortgage Loan. As additional servicing compensation, the servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, late payment charges, non-sufficient fund fees, Prepayment Interest Excess and other ancillary fees (but not prepayment charges, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account and any servicing accounts. The servicer is obligated to deposit into the collection account and remit to the master servicer any Compensating Interest but only in an amount up to its Servicing Fee for the related Distribution Date. In the event that the servicer fails to pay Compensating Interest required to be paid by it on any Distribution Date, the master servicer will be required to pay such unpaid amount, but only to the extent set forth in the Pooling and Servicing Agreement.

The principal compensation to be paid to the master servicer in respect of its master servicing activities under the Pooling and Servicing Agreement will be equal to the investment income on funds in the distribution account.

Events of Default and Removal of Servicer or Master Servicer

The circumstances under which the servicer or master servicer may be removed are set forth under “Description of the Securities—Events of Default” in the base prospectus.

In the event of a servicer event of default, the master servicer (or a successor servicer selected by the master servicer) will become the successor servicer under the Pooling and Servicing Agreement and in the event of an Event of Default regarding the master servicer, the trustee will become the successor master servicer under the Pooling and Servicing Agreement (or, the trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in the Pooling and Servicing Agreement). The master servicer, in its capacity as successor servicer, immediately will assume all of the obligations of the servicer to make Advances. As compensation therefor, the master servicer (or such other successor servicer) will be entitled to such compensation as the servicer would have been entitled to under the Pooling and Servicing Agreement if no such notice of termination had been given.

Subject to the terms of the Pooling and Servicing Agreement, the trustee or trust administrator will be required to notify certificateholders and the rating agencies of any event of a default by the servicer or master servicer actually known to a responsible officer of the trustee or trust administrator, and of the appointment of any successor servicer or master servicer.

All reasonable out-of-pocket servicing transfer costs will be paid by the predecessor servicer or master servicer, as applicable, upon presentation of reasonable documentation of such costs, and if such predecessor servicer or master servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor servicer or master servicer or the trustee (in which case the successor servicer, master servicer or the trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the trust).

Limitations on Liability and Indemnification of the Trustee and the Trust Administrator

The Pooling and Servicing Agreement will provide that the trustee and the trust administrator and any director, officer, employee or agent of the trustee or the trust administrator will be indemnified by the trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the trustee or the trust administrator, as applicable, including the compensation and the expenses and disbursements of such party’s agents and counsel, in the ordinary course of such party’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the trustee or the trust administrator, as applicable, arising out of or in connection with the acceptance or administration of its respective obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) resulting from a breach of the master servicer’s or servicer’s obligations and duties under the Pooling and Servicing Agreement, for which the trustee or the trust administrator, as applicable, is indemnified by the master servicer or the servicer under the Pooling and Servicing Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence of the trustee or the trust administrator, as applicable, in the performance of its respective duties under the Pooling and Servicing Agreement or by reason of the reckless disregard by the trustee or the trust administrator, as applicable, of its obligations and duties under the Pooling and Servicing Agreement or as a result of a breach by the trustee or the trust administrator, as applicable, of certain of its obligations under the Pooling and Servicing Agreement with respect to REMIC administration. The Pooling and Servicing Agreement will provide that amounts owing from the trust to the trustee or the trust administrator in respect of the foregoing indemnification may be withdrawn and paid to the trustee or the trust administrator, as applicable, prior to the making of distributions to certificateholders.

For a description of the limitations on the liability of the trustee and the trust administrator, see “Description of the Securities—Certain Matters Regarding the Master Servicer, the Depositor and the Trustee” in the base prospectus.

Removal of the Trustee and the Trust Administrator

If at any time the trustee or trust administrator becomes ineligible in accordance with the provisions of the Pooling and Servicing Agreement and fails to resign after written request by the depositor or the NIMS Insurer, if any, or if at any time the trustee or trust administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the respective property of the trustee or trust administrator is appointed, or any public officer takes charge or control of the trustee or trust administrator or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor or the NIMS Insurer, if any, may remove the trustee or trust administrator, as applicable, and appoint a successor trustee or trust administrator acceptable to the NIMS Insurer, if any, by written instrument, in duplicate, which instrument will be delivered to the removed trustee or trust administrator, as applicable, and to the successor trustee or trust administrator. A copy of such instrument will be delivered to the certificateholders and the master servicer by the depositor.

The certificateholders entitled to at least 51% of the voting rights or the NIMS Insurer, if any, upon failure of the trustee or trust administrator to perform its obligations may at any time remove the trustee or trust administrator, as applicable, and appoint a successor trustee or trust administrator acceptable to the NIMS Insurer, if any, by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments will be delivered to the depositor, one complete set to the removed trustee or trust administrator, as applicable, and one complete set to the appointed successor. A copy of such instrument will be delivered to the certificateholders and the master servicer by the depositor.

Upon satisfaction of certain conditions as specified in the Pooling and Servicing Agreement, the trustee or trust administrator may resign from its duties under the Pooling and Servicing Agreement. Any resignation or removal of the trustee or trust administrator and appointment of a successor trustee or trust administrator will not become effective until acceptance of appointment by the successor trustee or trust administrator.

The Credit Risk Manager

Clayton Fixed Income Services Inc. formerly known as The Murrayhill Company, a Colorado corporation, will act as the trust’s representative in advising the servicer regarding certain delinquent and defaulted Mortgage Loans, and in monitoring and reporting to the depositor on the performance of such Mortgage Loans and the collection of any prepayment charges with respect to the Mortgage Loans. The credit risk manager will rely upon mortgage loan data that is provided to it by the servicer and/or the master servicer in performing its advisory and monitoring functions.

The credit risk manager will be entitled to receive the Credit Risk Manager Fee until the termination of the trust or until its removal by a vote of at least 66 2/3% of the certificateholders.

The Custodian

Deutsche Bank National Trust Company (“DBNTC”) will act as custodian for the trust. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991.

The custodian will maintain the mortgage files in secure and fire-resistant facilities. The mortgage files will not be physically segregated from other mortgage files in the custodian’s custody but will be kept in shared facilities. However, the custodian’s proprietary document tracking system will show the location within the custodian’s facilities of each mortgage file and will show that the mortgage loan documents are held by the custodian on behalf of the trust. The custodian has no legal proceedings that would materially affect its ability to perform its duties as custodian. The custodian may perform certain of its obligations through one or more third party vendors. However, the custodian will remain liable for the duties and obligations required of it under the related custodial agreement.

DBNTC is providing the foregoing information at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the Securities and Exchange Commission pursuant to Regulation AB. Otherwise, the custodian has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

The custodian will hold the mortgage notes, mortgages and other legal documents in the mortgage files for the benefit of the certificateholders.

The custodian will review each mortgage file in accordance with the review criteria specified in the Pooling and Servicing Agreement and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received.

Voting Rights

At all times 98% of all voting rights will be allocated among the holders of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates. At all times 1% of all voting rights will be allocated to the holders of the Class P Certificates and 1% of all voting rights will be allocated to the holders of the Residual Certificates. The voting rights allocated to any class of certificates will be allocated among all holders of the certificates of such class in proportion to the outstanding percentage interests of such holders in such class.

Amendment of the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended from time to time by the depositor, the servicer, the master servicer, the trust administrator and the trustee with the consent of the NIMS Insurer, if any, and without the consent of the certificateholders in order to: (i) cure any ambiguity or defect, (ii) correct, modify or supplement any provisions (including to give effect to the expectations of certificateholders) or (iii) make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, provided that such action will not adversely affect the interests of the certificateholders evidenced by an opinion of counsel or confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates.

The Pooling and Servicing Agreement may also be amended from time to time by the depositor, the servicer, the master servicer, the trust administrator, the NIMS Insurer and the trustee with the consent of the NIMS Insurer and the certificateholders entitled to at least 66% of the voting rights for the purpose of either adding, changing, or eliminating any provisions of the Pooling and Servicing Agreement or of modifying the rights of the certificateholders; however, no such amendment may: (i) reduce the amount of, or delay the timing of, payments received on Mortgage Loans or (ii) adversely affect in any material respect the interests of the certificateholders.

None of the depositor, the master servicer, the trust administrator nor the trustee may enter into an amendment of the Pooling and Servicing Agreement that would significantly change the permitted activities of the Trust without the consent of the NIMS Insurer, if any, and the certificateholders that represent more than 50% of the aggregate Certificate Principal Balance of all Certificates. Promptly after the execution of any amendment the Trustee will furnish a copy of such amendment to each certificateholder.

Evidence as to Compliance

The servicer is required to deliver to the depositor, the master servicer and the rating agencies in March of each year, starting in March 2007, an officer’s certificate stating that (i) a review of the servicer’s activities during the reporting period and of its performance under the Pooling and Servicing Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

In addition, notwithstanding anything in the base prospectus to the contrary, the Pooling and Servicing Agreement will generally provide that in March of each year, starting in March 2007, each party participating in the servicing function will provide to the depositor and the master servicer a report on an assessment of compliance with the applicable minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Termination

The majority holder of the Class CE Certificates (so long as such holder is not the seller or an affiliate of the seller) or, if such majority holder fails to exercise such option, the servicer will have the right to purchase all of the Mortgage Loans and REO Properties and thereby effect the early retirement of the certificates, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans and REO Properties as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) is equal to or less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. In addition, to the extent that the majority holder of the Class CE Certificates or the servicer have not exercised such option, the master servicer or the NIMS Insurer, if any, may purchase all of the Mortgage Loans and any REO Properties and retire the certificates when the aggregate current principal balance of Mortgage Loans and any REO Properties is equal to or less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The first Distribution Date on which such option could be exercised is referred to herein as the Optional Termination Date. In the event that the option is exercised, the repurchase will be made at a price generally equal to the greater of (i) the Principal Balance of the Mortgage Loans and the appraised value of any REO Properties and (ii) the fair market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees or Administration Fees allocable to such Mortgage Loans and REO Properties and any other amounts owed to the servicer, the master servicer, the trust administrator or the trustee under the Pooling and Servicing Agreement, any accrued and unpaid Net WAC Rate Carryover Amounts and any Swap Termination Payment payable to the Swap Provider. However, this option may only be exercised if the termination price is sufficient to pay all interest accrued on, as well as amounts necessary to retire, the note balance of the notes issued pursuant to any indenture which are secured by all or a portion of the Class CE Certificates, the Class P Certificates and/or the Residual Certificates and any amounts owed to the NIMS Insurer, if any, at the time the option is exercised. In the event the servicer, the master servicer or the NIMS Insurer, if any, exercises this option, the portion of the purchase price allocable to the Class A Certificates and the Mezzanine Certificates will be, to the extent of available funds:

(i)	100% of the then outstanding Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates, plus
(ii)

interest for the final Accrual Period on the then outstanding Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates at the then applicable Pass-Through Rate for the class, plus

(iii)

any previously accrued but unpaid interest thereon to which the holders of the Class A Certificates and the Mezzanine Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts (distributable from the Net WAC Rate Carryover Reserve Account), plus

(iv)	in the case of the Mezzanine Certificates, any previously unpaid Allocated Realized Loss Amount.

Servicing of Delinquent Mortgage Loans

The servicer will be required to act with respect to delinquent Mortgage Loans in accordance with procedures set forth in the Pooling and Servicing Agreement. These procedures, as followed with respect to any delinquent Mortgage Loan, may, among other things, result in (i) foreclosing on such Mortgage Loan, (ii) accepting the deed to the related Mortgaged Property in lieu of foreclosure, (iii) granting the borrower under such Mortgage Loan a modification or forbearance or (iv) accepting payment from the borrower under such Mortgage Loan of an amount less than the Principal Balance of such Mortgage Loan in final satisfaction of such Mortgage Loan. These procedures are intended to lead to the alternative that would maximize the proceeds for the trust on such Mortgage Loan. However, there can be no assurance that following such procedures will have the aforementioned result or that following such procedures will lead to the alternative that is in the best interests of the certificateholders. If the servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat designated portions of the trust (exclusive of the Net WAC Rate Carryover Reserve Account, the Swap Account and the Interest Rate Swap Agreement) as a REMIC for federal income tax purposes. Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Sections 860A through 860G of the Code.

For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of “residual interests” in each REMIC elected by the trust and (ii) the Class A Certificates, the Mezzanine Certificates (exclusive of any right of the holder of the Class A Certificates or Mezzanine Certificates to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount or the Swap Account or the obligation to make payments to the Swap Account), the Class CE Certificates and the Class P Certificates will represent the “regular interests” in, and generally will be treated as debt instruments of, a REMIC. See “Federal Income Tax Consequences—REMICs” in the base prospectus.

For federal income tax reporting purposes, the Class A Certificates and the Mezzanine Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at the prepayment assumption set forth under “Prepayment and Yield Considerations” in this free writing prospectus. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See “Federal Income Tax Consequences—REMICs” in the base prospectus.

The Internal Revenue Service has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the offered certificates should be aware that the OID regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. In addition, there is considerable uncertainty concerning the application of the OID regulations to REMIC regular certificates that provide for payments based on an adjustable rate such as the offered certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the Internal Revenue Service could assert that the offered certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

It appears that a reasonable method of reporting original issue discount with respect to the offered certificates, if such certificates are required to be treated as issued with original issue discount, generally would be to report income with respect to such certificates as original issue discount for each period by computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such certificates, thereby treating such certificates as fixed rate instruments to which the original issue discount computation rules described in the base prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See “Federal Income Tax Consequences—REMICs” in the base prospectus.

Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholder’s purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Federal Income Tax Consequences—REMICs” in the base prospectus.

Each holder of a Class A Certificate and a Mezzanine Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount and the obligation to make payments to the Swap Account. The Net WAC Rate Carryover Reserve Account,

the Swap Account and the Interest Rate Swap Agreement are not assets of any REMIC. The REMIC regular interest corresponding to a Class A Certificate or Mezzanine Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Rate computed for this purpose by limiting the Notional Amount of the Interest Rate Swap Agreement to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Class A Certificate or Mezzanine Certificate may exceed the actual amount of distributions on the Class A Certificate or Mezzanine Certificate.

The treatment of amounts received by a holder of a Class A Certificate and a Mezzanine Certificate under such holder’s right to receive the Net WAC Rate Carryover Amount will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC regulations, each holder of a Class A Certificate and a Mezzanine Certificate must allocate its purchase price for such certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The trust administrator will, as required, treat payments made to the holders of the Class A Certificates and Mezzanine Certificates with respect to the Net WAC Rate Carryover Amount as includible in income based on the regulations relating to notional principal contracts. The OID regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. For tax reporting purposes, the trust administrator may, as required, treat the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of Net WAC Rate Carryover Amounts as having more than a de minimis value. The value of such amount may be obtained from the trust administrator upon request to the extent it is provided to the trust administrator by the underwriters. Under the REMIC regulations, the trust administrator is required to account for the REMIC regular interest, the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount as discrete property rights. Holders of the Class A Certificates and Mezzanine Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Class A Certificates and Mezzanine Certificates will be unable to use the integration method provided for under such regulations with respect to those certificates. If the trust administrator’s treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for the right to the Net WAC Rate Carryover Amount under the notional principal contract regulations.

Any payments made to a beneficial owner of a Class A Certificate or Mezzanine Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Class A Certificate or Mezzanine Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Swap Account pursuant to the Swap Administration Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net WAC Rate Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Net WAC Rate

Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Class A Certificates and Mezzanine Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

Because a beneficial owner of any Net WAC Rate Carryover Amounts will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of a Class A Certificate or Mezzanine Certificate may have income that exceeds cash distributions on the Class A Certificate or Mezzanine Certificate, in any period and over the term of the Class A Certificate or Mezzanine Certificate. As a result, the Class A Certificate or Mezzanine Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amounts would be subject to the limitations described above.

Upon the sale of a Class A Certificate or a Mezzanine Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount would be considered a “termination payment” under the notional principal contract regulations allocable to the related Class A Certificate or Mezzanine Certificate, as the case may be. A holder of an offered certificate will have gain or loss from such a termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount.

Gain or loss realized upon the termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account and the Swap Account in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of the Net WAC Rate Carryover Amounts could be treated as a partnership among the holders of all of the certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of any related Net WAC Carryover Amount. Holders of the offered certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates.

The REMIC regular interest component of each Class A and Mezzanine Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Class A and Mezzanine Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Because the Net WAC Rate Carryover Amount is treated as a separate right of the Class A Certificates and Mezzanine Certificates not payable by any REMIC elected by the trust, such right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Net WAC Rate Carryover Reserve Account and the Swap Account will not be qualifying real estate income for real estate investment trusts.

It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the trust, such tax will be borne (i) by the trust administrator, if the trust administrator has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (ii) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (iii) by the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (iv) by the servicer, if the servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement or (v) otherwise by the trust, with a resulting reduction in amounts otherwise distributable to holders of the offered certificates. The responsibility for filing annual federal information returns and other reports will be borne by the trust administrator. See “Federal Income Tax Consequences—REMICs” in the base prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences—REMICs” in the base prospectus.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively, with employee benefit plans subject to ERISA, referred to as Plans). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such offered certificates.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described in this term sheet supplement and in the base prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has granted to UBS Securities LLC an administrative exemption (Prohibited Transaction Exemption, or PTE, 91-22, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (referred to as the Exemption) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in “ERISA Considerations” in the base prospectus. The Exemption applies to obligations such as the mortgage loans in the trust fund which have loan-to-value ratios not in excess of 100 percent (100%), provided that the certificates issued are rated at least “BBB-” or its equivalent, as more fully described in “ERISA Considerations” in the base prospectus.

For so long as the holder of an offered certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the offered certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of offered certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an offered certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

Each beneficial owner of a Mezzanine Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such Mezzanine Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the Mezzanine Certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by S&P, Moody’s or Fitch or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account”, as such term is defined in PTE 95 60, and (3) the conditions in Sections I and III of PTE 95 60 have been satisfied.

Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the trustee, the trust administrator, the master servicer, the servicer and any the NIMS Insurer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL INVESTMENT

The offered certificates will not constitute “mortgage related securities” for purposes of SMMEA.

The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See “Legal Investment” in the base prospectus.

GLOSSARY OF TERMS

The “Adjustment Date” with respect to each Mortgage Loan is the date on which the Mortgage Rate of the Mortgage Loan changes pursuant to the related mortgage note.

An “Advance” with respect to any Distribution Date is an amount remitted by the servicer under the Pooling and Servicing Agreement equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans, other than with respect to balloon payments, and that were delinquent on the business day immediately prior to the related Determination Date, unless determined to be nonrecoverable and, with respect to balloon loans, with respect to which the balloon payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such balloon loan, unless determined to be nonrecoverable.

An “Allocated Realized Loss Amount” with respect to any class of the Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of Mezzanine Certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining unreimbursed from previous Distribution Dates minus any Subsequent Recoveries applied to such Allocated Realized Loss Amount.

The “Closing Date” means February 24, 2006.

“Compensating Interest” for any Distribution Date is an amount, not to exceed the lesser of (x) the aggregate of the Prepayment Interest Shortfall, if any, after netting the aggregate Prepayment Interest Excess, if any, for such Distribution Date and (y) the Servicing Fee for such Distribution Date, remitted by the servicer to the master servicer in respect of any Prepayment Interest Shortfall.

The “Cut-off Date” means February 1, 2006.

The “Cut-off Date Principal Balance” is the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.

A “Deleted Mortgage Loan” is a Mortgage Loans replaced or to be replaced by a Qualified Substitute Mortgage Loan.

The “Determination Date” with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the business day immediately preceding such 15th day.

The “Distribution Date” means the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in March 2006.

The “Due Date” with respect to each Mortgage Loan is the date on which the scheduled payment is due each month.

The “Due Period” with respect to any Distribution Date is the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

The “Gross Margin” with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note that is added to the Index on each Adjustment Date.

The “Homeownership Act” means the federal Truth-in-Lending Act as amended by the Home Ownership and Equity Protection Act of 1994.

The “Index” with respect to each adjustable-rate Mortgage Loan is Six-Month LIBOR.

The “Initial Periodic Rate Cap” with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may decrease or increase on the first Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

“Insurance Proceeds” means the proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and mortgage.

The “Maximum Mortgage Rate” with respect to each adjustable-rate Mortgage Loan is the specified maximum Mortgage Rate over the life of such Mortgage Loan.

The “Minimum Mortgage Rate” means, with respect to each adjustable-rate Mortgage Loan is the specified minimum Mortgage Rate over the life of such Mortgage Loan.

A “Mortgage Loan” is any of the Mortgage Loans included in the trust.

The “Mortgage Loan Purchase Agreement” means the Mortgage Loan Purchase Agreement among NC Capital Corporation, the seller and the depositor.

The “Mortgage Pool” means the pool of Mortgage Loans included in the trust.

The “Mortgage Rate” is the adjustable-rate calculated as specified under the terms of the related mortgage note.

A “Mortgaged Property” is the property securing a Mortgage Loan which will consist of one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units.

The “Net WAC Rate Carryover Reserve Account” means an account established under the Pooling and Servicing Agreement from which distributions in respect of Net WAC Rate Carryover Amounts on the certificates will be made.

The “Net WAC Rate Carryover Amount” for such class for such Distribution Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Certificates would have accrued on such Distribution Date had such Pass-Through Rate been the related Formula Rate, over (y) the amount of interest such class of certificates accrued for such Distribution Date at the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class for such Accrual Period.

A “NIMS Insurer Default” means the continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities.

The “Periodic Rate Cap” with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease on the Adjustment Date (other than the first Adjustment Date) from the Mortgage Rate in effect immediately prior to such Adjustment Date.

A “Plan” means any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code.

The “Pool Balance” as of any date is equal to the aggregate Principal Balance of the Mortgage Loans in the Mortgage Pool.

The “Pooling and Servicing Agreement” means the Pooling and Servicing Agreement, dated as of February 1, 2006, among the depositor, the servicer, the master servicer, the trust administrator and the trustee.

“Prepayment Interest Excess” means, with respect to any Distribution Date and each Mortgage Loan as to which a principal prepayment in full that was applied during the portion of the related Prepayment Period commencing on the first day of the calendar month in which the Distribution Date occurs and ending on the last day of the related Prepayment Period, an amount equal to interest on the Mortgage Loan at the applicable Mortgage Rate on the amount of such principal prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

A “Prepayment Interest Shortfall” means, with respect to any Distribution Date and each Mortgage Loan as to which a principal prepayment that was applied during the portion of the related Prepayment Period commencing on the first day of the related Prepayment Period and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest at the applicable Mortgage Rate on the amount of such principal prepayment for the number of days commencing on the date such principal prepayment was applied and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

The “Prepayment Period” for any Distribution Date is the period commencing on the 16th day of the calendar month preceding the related Distribution Date (and in the case of the first Distribution Date, commencing on February 1, 2006) and ending on the 15th day of the calendar month in which such Distribution Date occurs and for any Distribution Date.

The “Principal Balance” of any Mortgage Loan as of any date is an amount equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Mortgage Loan.

The “Purchase Price” with respect to any Mortgage Loan that is purchased by NC Capital Corporation is a price equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the servicer, plus any costs and damages incurred by the trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law.

A “Qualified Substitute Mortgage Loan” is a mortgage loan substituted by NC Capital Corporation for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) in the case of any adjustable-rate Mortgage Loan, have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted Mortgage Loan, have a Gross Margin equal to or greater than the Deleted Mortgage Loan and have the same Adjustment Date frequency as the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vii) have been underwritten or re-underwritten by the originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced; (viii) be of the same or better credit quality as the Mortgage Loan being replaced and (ix) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

The “Relief Act” means the Servicemembers Civil Relief Act.

The “Remittance Date” with respect to any Distribution Date, by 1:00 p.m. New York time on the 18th business day in which such Distribution Date occurs, and if not a business day, the immediately following business day.

An “REO Property” is a property acquired on behalf of the certificateholders in respect of a defaulted Mortgage Loan thorough foreclosure, deed-in-lieu of foreclosure, repossession or otherwise.

A “Servicing Advance” with respect to any Distribution Date is an amount remitted by the servicer equal to all reasonable and customary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any administrative, enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage and (iv) certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Servicer in connection with its responsibilities under the Pooling and Servicing Agreement.

The “Servicing Fee” with respect to any Distribution Date is an amount equal to one-twelfth of the Servicing Fee Rate (without regards to the words “per annum” in the definition thereof) multiplied by the Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

The “Servicing Fee Rate” is 0.500% per annum.

“Six-Month LIBOR” means the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related mortgage note as published by the Western Edition of The Wall Street Journal.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984.

The “Substitution Adjustment Amount” with respect to any Mortgage Loan that is purchased by NC Capital Corporation is an amount equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Qualified Substitute Mortgage Loan.

A “Swap Provider Trigger Event” means a Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

The “Swap Termination Payment” means the amount, if any, owed by the trust or the Swap Provider upon a Swap Early Termination.